Exhibit 10.77

Execution Version

Confidential

SEARCH SERVICES AGREEMENT

This Search Services Agreement (the “Agreement”), dated as of August 23, 2007 (the “Effective Date”), is between AOL LLC (“AOL”), a Delaware limited liability company, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Time Inc. (hereinafter “TI”), a Delaware corporation, with offices at 1271 Avenue of the Americas. New York, New York 10020. AOL and TI may be referred to individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

WHEREAS, AOL licenses from its Third Party Provider the right to receive Sponsored Link results from Advertisers, and certain branding rights and the right to provide such rights and services to Affiliates of Time Warner Inc.,

WHEREAS, AOL provides an Internet based program for directing Internet search engine users to a landing page of sponsored links relevant to the users’ search queries through the use of Result Terms or AOL Hand Mapped Terms (i.e. “Web Offers Links”):

WHEREAS, AOL wishes to provide and Tl, as an Affiliate of Time Warner Inc., wishes to receive through AOL the Sponsored Advertising Service and the Web Offers Links on Tl Sites, along with certain Third Party Provider branding rights;

WHEREAS, this relationship is further described below and is subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties hereby agree as follows:

Defined terms used but not defined in the body of the Agreement shall be as defined on Exhibit A attached hereto.

TERMS

1.	SERVICES

1.1

Sponsored Links. Subject to the terms and conditions of this Agreement. AOL shall enable Tl Sites to request, and AOL will ensure that the Third Party Provider provides, Matched Results for display as Sponsored Links in the Sponsored Links Search Results Area throughout the Term (and where TI is required to provide notice pursuant to this Agreement with respect to increase, elimination or suspension of the Matched Results and/or Additional Matched Results Tl will comply with such notice requirement)

1.2.	Web Offers. Subject to the terms and conditions of this Agreement, AOL shall enable Tl Sites to receive the Web Offers Links.

2.	IMPLEMENTATION, MECHANICS AND PROCESS.

2.1.

Sponsored Link Implementation. Subject to the terms of this Agreement, AOL shall make available to Tl and Tl Users the Sponsored Advertising Service as set forth herein, and subject to Section 2.3. TI shall use the protocol in Schedule 2.1 (on the terms set forth therein, including Preamble thereto) (the “Protocol”) to: (a) enable Tl Users who query the Tl Search Service (from TI Sites) to receive the results of those Queries (including the Sponsored Links) on the Search Results Area (i.e., within Tl Sites), (b) provide tag(s) within the request for Matched Results indicating the number of Matched Results requested and whether the Matched Results will be displayed on First Pages or Next Pages, and (c) subject to Tl’s rights under this Agreement, serve the Matched Results in the form of Sponsored Links in response to the TI User Queries.

CONFIDENTIAL

Execution Version

2.1.1.

Sponsored Links Required Characteristics. Unless changed pursuant to Section 2.1.2 or otherwise changed by mutual agreement of the Parties during the Term, all Sponsored Links will include the characteristics set forth in this Section 2.1.1 (such characteristics, collectively, the “Sponsored Links Required Characteristics”): The Sponsored Links shall (i) include at least three (3) Matched Results above the Search Results Area on the First Pages of Tl Sites, and at least two (2) Matched Results on the Next Pages of Tl Sites (to the extent a sufficient number of Matched Results are delivered; if fewer than the number of Matched Results specified above are delivered, Tl shall serve the number of Matched Results delivered by the Third Party Provider, subject to Tl’s rights hereunder), (ii) be titled “Sponsored Links” unless otherwise agreed upon by the Parties in writing; (iii) at Tl’s option, include AOL-approved “mouse-overs” on the Sponsored Links on Tl Sites (i.e., text that appears when the mouse sits on top of such title); (iv) as soon as reasonably practicable after the Effective Date, include the following disclosure language (or substantially similar language as agreed upon by the AOL and Tl) in relation to the group of Sponsored Links: “These listings are brought to you by a third party and are not necessarily endorsed by Tl” (in a font size similar to any other similar disclaimers on the same page or in accordance with each individual Tl Site’s generally applicable disclaimer policies); and (v) appear materially similar to the mock-ups attached hereto as Exhibit F, or as otherwise mutually agreed. With respect to subpart (i) above: (x) the Parties expressly agree that Tl shall have the right to implement certain Additional Matched Results in compliance with Exhibit D hereto, as further referenced in Section 9 below; and (y) in situations where Tl faces risk of imminent harm (e.g., including without limitation, in the event of a virus transmission, ongoing misuse of user data, or any Sponsored Link Excess Slippage (defined below)) which is material, Tl may eliminate or suspend the display of the Matched Results and shall only be required to deliver written notice (with email being sufficient) reasonably promptly following the elimination or suspension of Matched Results.

2.1.2.

Redesigns. Notwithstanding anything to the contrary herein, Tl expressly reserves the right to redesign or modify the organization, structure, “look and feel,” navigation and other elements of any part or all of each individual Tl Site, but excluding the text or Content of the Matched Results as provided by the Third Party Provider through AOL (“Redesigns”) at any time without notice to or consent from AOL, provided, however, if a Redesign to the Search Results Area causes the click-through rate (“CTR”) for Sponsored Links to decline by an average of twelve percent (12%) during the fifteen (15) days following the Redesign (versus the average during the thirty (30) days preceding the Redesign), AOL shall, at any time after such Redesign, notify Tl in writing of such decline (with e-mail being sufficient) and the Parties shall meet within three (3) business days of such notice to determine whether the decline in CTR was caused by the Redesign and if so, then to work together in good faith to agree on how to restore the CTR, as applicable, to the level that existed prior to the Redesign. If the Parties are unable to agree on how to restore the CTR, as applicable, to the level that existed prior to the Redesign then the Parties shall escalate such matter for further discussion to the Management Contacts identified in Section 1 of Exhibit E.

2.1.3

General Mechanics. This Section describes the general processes by which Tl will submit Queries to AOL and requests for Matched Results for display as Sponsored Links, and the Third Party Provider, through AOL, will deliver Matched Results to Tl, in accordance with the terms of this Agreement. Subject to Section 2.4. when TI Users initiate a search on the Tl Search Service (whether through a Query or from a link within a category or sub-category or otherwise) then Tl will deliver the Search Term (if the search is initiated from a link within a category, then Tl will deliver the corresponding Search Term) to the Third Party Provider (subject to Tl’s rights to decline to send a particular Search Term pursuant to Section 2.8) and a request for Matched Results. The Third Party Provider shall receive and process the Search Term, including selecting Matched Results that satisfy the Search Term and this Agreement (e.g., including without limitation the filtering requirements of Section 2.7). The Third Party Provider then shall deliver to Tl, via a means and format agreed upon by AOL and Tl, an XML data feed that includes up to the specified number of Matched Results set forth in Section 2.1.1 above or a “no result” notice. TI shall parse the data feed as appropriate and display all the provided Matched Results (again

CONFIDENTIAL

Execution Version

subject to its rights to decline pursuant to Section 2.8 and subject to not receiving more than the number of Matched Results as set forth in Section 2.1.1) as Sponsored Links. All Sponsored Links shall contain mutually agreed Linking Mechanisms. The Sponsored Links shall be the highest-ranked qualifying Matched Results provided by the Third Party Provider (subject to the applicable filtering and blocking rules), provided, however, that the Parties may mutually agree otherwise with respect to the Next Pages.

2.2.	Web Offers Links.

2.2.1.

Web Offers Links Required Characteristics. Unless changed pursuant to Section 2.1.2 or otherwise changed by mutual agreement of the Parties during the Term, all Web Offers Links will include the characteristics set forth in this Section 2.2.1 (such characteristics, collectively, the “Web Offer Required Characteristics”): Tl shall include the Web Offers Links above the Search Results Area on the First Pages of Tl Sites. Tl will only be required to display such number of Web Offers Links that can be displayed within two (2) lines of text. In situations where TI faces risk of imminent harm (e.g., including without limitation, in the event of a virus transmission, ongoing misuse of Tl User data, or any Sponsored Link Excess Slippage (defined below)) which is material, Tl may eliminate or suspend the display of Web Offers Links and shall only be required to deliver written notice (with email being sufficient) promptly following the elimination or suspension of any Web Offers Links. Notwithstanding anything contained in this Agreement the Parties acknowledge that the Web Offers Links will not necessarily be active on the Tl Sites immediately upon the Effective Date and agree that Tl will activate the Web Offers Links on the Tl Sites as soon as reasonably practicable after the Effective Date; provided, however, that Tl shall activate the Web Offers Links on the Tl Sites no later than October 30, 2007, unless prevented from doing so by reasons beyond Tl’s sole control.

2.2.2.

General Mechanics. When Tl Users initiate a search on the Tl Search Service (whether through a Query or from a link within a category or sub-category or otherwise) then subject to Section 2.4, Tl will deliver the Search Term (if the search is initiated from a link within a category, then Tl will deliver the corresponding Search Term) to AOL (subject to Tl’s rights to decline to send a particular Search Term pursuant to Section 2.8) and a request for Web Offers Links. AOL shall receive and process the Search Term, including selecting Web Offers Links that satisfy the Search Term and this Agreement (e.g., including without limitation the filtering requirements of Section 2.7). AOL then shall deliver to TI, via a means and format agreed upon by AOL and Tl, an XML data feed that includes no more than the number of Web Offers Links that can be displayed within two (2) lines of text as set forth in Section 2.2.1 above. Tl shall parse the XML data feed as appropriate and display all the provided Web Offers Links (again subject to its rights to decline pursuant to Section 2.8). The Web Offers Links will direct Tl Users to the Web Offers Landing Page, which will reside in a TI template for each Tl Site, as agreed upon by the Parties.

2.3.

Vertical Searches. Notwithstanding anything to the contrary herein, including, without limitation, the terms of Sections 2.1, 2.1.3 and 2.2.1, Tl may, but shall not be obligated to, implement the Sponsored Advertising Service, including Sponsored Links or Web Offers Links, with Vertical Searches (e.g., Tl could implement a Vertical Search in the travel category on a Tl Site and not display Sponsored Links on the page that displays the results of the travel queries which results are provided by a third party). If, however, Tl elects to implement the Sponsored Advertising Service, including Sponsored Links or Web Offers Links, with Vertical Searches pursuant to this Section 2.3, Tl may not use any other paid search results within those Vertical Searches while using the Sponsored Advertising Service (including Sponsored Links or Web Offers Links). In addition, if TI implements Vertical Searches on a Tl Site using the same search box as it uses for Site Search, it will make Site Search the default search service in such search box on all Tl Site pages where such search box appears. For example, Tl may not categorize a query in the search box for Site Search on the pages of the Tl Sites as “travel” and send such searches to Tl’s travel vertical experience, but TI may, however, use Vertical Searches on the same search box that it uses for Site Search if such Vertical Search is not the default search and is accessed by some means such as being triggered by a Tl User toggling over to a vertical tab (like “Shopping” or “Travel”) on the

CONFIDENTIAL

Execution Version

main search box.

2.4.

Speed of Matched Results. Notwithstanding anything to the contrary herein, AOL will ensure that every Matched Result is fully queried, matched, processed, and delivered and received by Tl (including a complete http response, with a complete Matched Results Set result or a “no hit” set result served in XML format) (collectively, “Fully Processed and Served”) in less than one (1) second from the time the initial query is delivered to AOL or the Third Party Provider, as applicable, from Tl (i.e., the Tl server) (the “Maximum Delivery Time”). In the event that the Third Party Provider fails to Fully Process and Serve any individual Matched Result within the Maximum Delivery Time (“Timing Out”), then in addition to any other remedies available to Tl, Tl shall not be obligated to display any such individual Matched Results that take longer than the Maximum Delivery Time to be Fully Processed and Served (e.g., Tl may elect to “time out” or filter such Matched Results from the Sponsored Links).

2.5.

Branding. Notwithstanding anything to the contrary, TI shall not be obligated to display any branding of AOL or the Third Party Provider in connection with this Agreement. Notwithstanding the previous sentence, AOL hereby grants to TI the right to use the branding of the Third Party Provider on Tl Sites as mutually agreed by the Parties.

2.6.

Ownership. Subject to AOL and the Third Party Provider’s rights in the Sponsored Advertising Service and the Advertising Results (as applicable), and subject further to the rights of any of Advertisers in their advertisements, trademarks, and websites, TI owns and (as between AOL and Tl) shall operate the Tl Search Service, and Tl owns all right, title and interest in and to Tl Sites and all advertising and promotional spaces therein (including, without limitation, the pages on which the Advertising Results appear via the Sponsored Links as set forth herein), including all frames and other tools or navigation associated therewith.

2.7.	Sponsored Links Promotional Limitations.

(a)

First Level Filter. AOL shall implement a list for each of the Tl Sites of URLs and Search Terms that when queried, are more likely than not to produce search results that: (a) are pornographic, or that link to sites offering pornography; (b) would obviously link to a website that offers for sale an illegal substance, product or service; (c) are contrary to Tl’s written advertiser policy(ies); (d) Tl is prohibited from displaying within a service such as the Sponsored Links, because of a pre-existing (as of the Effective Date) agreement between Tl and a third party; or (e) are subject to the Second Level Filter (as defined in Section 2.7(b)) below, including any updates thereto as permitted under Section 2.7(c) below, in order to prevent such results during periods during which such updates are being implemented or generally to limit Second Level Failure (collectively, the “Sponsored Link First Level Filter”) (clauses (a) through (e) above, the “Sponsored Link First Level Filter Rules”). The Parties hereby agree that the Sponsored Link First Level Filter for Tl Sites shall initially include the URLs and Search Terms from AOL’s current filters with the Third Party Provider, as provided to Tl in writing prior to the execution of this Agreement and as amended and updated by AOL during the Term (and provided to Tl in writing, with email being sufficient). Tl may update the Sponsored Link First Level Filter at any time during the Term (as provided in Section 2.7(c) below. AOL shall use commercially reasonable efforts not to provide, or have the Third Party Provider provide, any Matched Results for the Search Terms or URLs included in the Sponsored Link First Level Filter; provided that the existence of a Matched Result that should have been excluded by the Sponsored Link First Level Filter (“Sponsored Link First Level Failure”) will not be deemed a breach of the Agreement. Instead, AOL shall remedy the Sponsored Link First Level Failure as set forth in Section 2.8. The lists referenced in this Section 2.7(a) above will be specific to Tl Sites and may be customized for each individual Tl Site.

(b)

Second Level Filter. AOL shall use commercially reasonable efforts to, and Tl shall assist AOL to, create (i) a filter that includes Search Terms (which shall be deemed to include reasonably likely misspellings), Prohibited Entities and URLs (which shall be deemed to include reasonably applicable sub-URLs) for Prohibited Entities (“Prohibited Entities” shall mean those companies

CONFIDENTIAL

Execution Version

described on the Prohibited Entities List (defined below)) and (ii) processes, including editorial review and post-incident instructions for removal of slippage, as applicable (as described below), to exclude the following from the Matched Results:    Matched Results that (a) are contrary to certain applicable standard advertiser policies (as delivered to AOL in writing, which writing may be in the form of an email) which are selected by Tl from Tl’s generally applicable standard advertiser policies for Tl Sites (as such selections may be updated by Tl from time to time); (b) link to a portion of a Prohibited Entity’s website on which is described or offered any product or service that Tl or any Tl Site Affiliate markets as part of one of its core businesses; or (c) promote, market, offer or distribute products or services which Tl identifies to AOL in writing (which writing may be in the form of an email) that Tl does not desire to display or distribute (for any reason as determined by Tl in its sole discretion) (collectively, the “Sponsored Link Second Level Filter”) (clauses (a), (b) and (c) above, the “Sponsored Link Second Level Filter Rules” and, together with the Sponsored Link First Level Filter Rules, the “Sponsored Link Filter Rules”). The initial list of Prohibited Entities and prohibited products and services for each individual Tl Site is attached hereto as Schedule 1 (the “Prohibited Entities List”), which such list may be updated upon mutual agreement between AOL and Tl and shall in any case be deemed to include reasonable variations, misspellings and singulars and plurals thereof. Through the Sponsored Link Second Level Filter, AOL is responsible for implementing Tl’s filtering rules that might be context dependent or subject to interpretation. For example, if the Search Term within the Sponsored Link Second Level Filter is “guns” and Tl’s policy forbids (or Tl does not desire to display or distribute) the sale of guns but permits (or otherwise does not object to) Content related to gun control or gun safety, then AOL would ensure that the the Matched Results exclude links to Advertiser Websites selling guns, but would be permitted (but not required) to provide links to Advertiser Websites containing Content about gun control issues. The Parties hereby acknowledge that Tl has provided the Search Terms and Prohibited Entities that are initially included in the Sponsored Link Second Level Filter as of the Effective Date; thereafter Tl may update the Sponsored Link Second Level Filter as set forth in Section 2.7(c) below. AOL shall exclude from Matched Results any items covered by the Sponsored Link Second Level Filter; provided that the existence of a Matched Result that should have been excluded by the Sponsored Link Second Level Filter (“Sponsored Link Second Level Failure”) will not be deemed a breach of the Agreement. Instead, AOL shall remedy the Sponsored Link Second Level Failure as set forth in Section 2.8.

(c)

Updates to First Level Filter and Second Level Filter. Tl may update the Sponsored Link First Level Filter and/or the Sponsored Link Second Level Filter and/or the Sponsored Link Second Level Filter Rules (including the Prohibited Entities List, upon mutual agreement with AOL, which will not be unreasonably withheld or delayed) at any time by providing written notice (which written notice may be in the form of email) to AOL of the Search Term, the URLs, standard advertiser policy, or the entity that should be included, and, for a Search Term, whether that Search Term should be included on the Sponsored Link First Level Filter or on the Sponsored Link Second Level Filter. Any updates must be consistent with the definitions and restrictions and rights (in the Sponsored Link First Level Filter Rules and Sponsored Link Second Level Filter Rules, as applicable) above, but may also include Search Terms, URLs, entities or policies that Tl reasonably and in good faith believes are necessary for inclusion to prevent (a) exposure of Tl to liability or (b) adverse effects to Tl, Tl Sites, or the Tl User experience (including, without limitation, to brand and/or editorial independence or integrity). For updates to the Sponsored Link First Level Filter, AOL shall implement such updates, as soon as practicable, but in any event within two (2) Business Days from delivery of such written notice. For updates to the Tl standard advertising policies subject to the Sponsored Link Second Level Filter or for products or services subject to Section 2.7(b)(ii)(c), AOL shall implement such updates as soon as practicable, but in any event within six (6) Business Days from delivery of such written notice (unless such updating requires the manual review of a material portion of the Third Party Provider’s database of existing advertisements, in which case AOL shall implement such updates as soon as practicable, but in any event within a period of time not to exceed twenty-one (21) Business Days).

CONFIDENTIAL

Execution Version

(d)

Relevance. All Advertising Results shall be Relevant to the applicable Search Term. If Tl reasonably believes that a particular Matched Result is not Relevant, then in addition to Tl’s other rights under this Agreement, Tl shall have the rights in Section 2.8(a) to block, and may inform AOL, in which case AOL shall consider that Matched Result not to be Relevant, and shall exclude it as a Matched Result within the time set forth in Section 2.8.

2.8.	Rights and Remedies in the Event of Sponsored Links Promotional Problems

(a)

Tl Right to Block. Notwithstanding any notice requirements elsewhere in this Agreement, Tl has the right, but not the obligation, to do any of the following: (a) decline to send a Query to AOL or the Third Party Provider (as applicable) that reasonably would produce an Excluded Result because the Search Term is on the Sponsored Link First Level Filter or Sponsored Link Second Level Filter, (b) filter the proposed Matched Results to remove, or decline to serve and display as part of the Sponsored Links those Matched Results that Tl reasonably believes are Excluded Results pursuant to the Sponsored Link First Level Filter or Sponsored Link Second Level Filter, or (c) filter the Matched Results to remove, or decline to serve and display as part of the Sponsored Links those Matched Results that Tl reasonably believes are not Relevant. In the event that Tl notifies AOL in writing (which writing may be in the form of an email) of a blocked Search Term or Search Result, such notice shall constitute a request to update the Sponsored Link First Level Filter or the Sponsored Link Second Level Filter, for which AOL shall take action pursuant to Section 2.7(c).

(b)

Slippage. The Parties acknowledge and agree that there will be minor occasions where Matched Results are not filtered out in accordance with Section 2.7 despite the commercially reasonable efforts of AOL and Third Party Provider (“Sponsored Link Slippage”), and in such event, the Parties will cooperate to remedy the situation as quickly as possible in a mutually agreed manner. Any immaterial and occasional Sponsored Link Slippage alone will not be deemed a material breach hereof; provided that AOL remedies such problems promptly; and provided further that TI shall retain its rights to block as set forth in Section 2.8(a) above. If Tl determines that, in its reasonable judgment, the Matched Results include Excluded Results, whether or not such Sponsored Link Slippage is material, then Tl may provide written notice to AOL (which written notice may be in the form of email). The notice must describe the Search Term, prohibited entity, or Advertiser Website affected, and the basis of the determination that it is an Excluded Result AOL shall then remedy the problem by ceasing to provide, or having the Third Party Provider cease to provide, them as part of the Matched Results, and in any event within three (3) Business Days from delivery of such written notice for Search Terms on the Sponsored Link First Level Filter, and seven (7) Business Days from delivery of such written notice for the Second Level Filter. In the event that the quantity or frequency of Slippage is becoming more than minor in scope or amount (including due to repetitive problems) (“Sponsored Link Excess Slippage”), Tl shall provide written notice thereof to AOL at any time. In the event that Tl notifies AOL of Sponsored Link Excess Slippage, senior account services representatives, or such other personnel as may reasonably be expected to be necessary to remedy the situation, from each Party, will work together in good faith for the five (5) day period commencing on the date of such notice. If AOL is unable to cure such Sponsored Link Excess Slippage within such five (5) day period, then Tl shall notify AOL in writing of such failure and, notwithstanding anything to the contrary, the Sponsored Link Slippage which is subject to such notice may constitute a material breach hereof, in which case such notice shall constitute Tl’s notice to AOL with respect to such material breach (and shall be deemed retroactive to the commencement of such five (5) day period).

2.9

No Syndication. Tl will not resell, assign, transfer or syndicate the Sponsored Advertising Service or the Web Offers Links onto any third party or other product, property or service other than the Tl Sites.

2.10	Additional Tl Implementation Requests. Notwithstanding anything to the contrary in this Agreement, any additional requests from Tl for implementing the Sponsored Advertising Service or the Web Offers

CONFIDENTIAL

Execution Version

Links on the TI Sites (e.g., additional functionality around site specific searches) during the Term that are not contemplated by this Agreement shall be discussed in good faith and if agreed by the Parties, shall be set forth in a written amendment to this Agreement, which may provide, among other things. AOL’s timing and cost estimate for any such new request(s).

2.11

Tl Data. As between AOL and Tl, AOL acknowledges and agrees that TI own(s) all right, title and interest in and to the data generated on or by use of the Tl Sites, including without limitation (and as applicable) the following: all Tl Sites User personal identification and site behavioral data; Tl Sites User demographic and psychographic data; Tl Sites User input data, preferences and Queries; Tl Sites User advertising and search result click-through data; and any information derived therefrom, in each case including without limitation any and all Intellectual Property Rights therein (together, the “Service Data”), and that neither AOL nor the Third Party Provider shall acquire any right, title, or interest therein or thereto. Notwithstanding the foregoing, to the extent any of the Service Data include any Search Results, the portion of such Service Data which is Search Results (and only such data) is and shall remain the sole property of AOL, subject to the rights granted to Tl pursuant to this Agreement. AOL and the Third Party Provider may use the Search Results and search result click-through data to improve AOL’s and Third Party Provider’s search algorithms so long as such data (a) is aggregated with other data from services operated by AOL or the Third Party Provider, (b) is not specifically identified as having been obtained from Tl, any Tl Sites User and (c) is not used to target or to create a profile of any Tl Sites Users; or (iii) for other purposes with the prior written consent of Tl in its sole discretion. The Parties acknowledge that each Party intends that no personally identifiable information shall be collected by AOL or the Third Party Provider or conveyed by Tl to AOL or the Third Party Provider. Both Parties further acknowledge that data regarding any user could be obtained by either Party through activities unrelated to this Agreement, and that any such data regarding users that is gathered through activities unrelated to this Agreement shall not be covered by this Agreement.

3.	OPERATIONS AND TECHNOLOGY; PROCESSES; QUARTERLY PERFORMANCE REVIEWS.

3.1.	Hosting, Serving & Technology.

3.1.1

AOL shall ensure that the Third Party Provider shall serve all Advertising Results (e.g., as set forth with respect to delivery of results in Section 2.1.3 above) and, subject to the technical specifications and processes on Exhibit C, shall serve the XML feed of the Matched Results (e.g., as set forth with respect to the Third Party Provider’s delivery of results in Section 2.2 above). No third party, except for the Third Party Provider, shall be permitted to serve the Matched Results without Tl’s express written consent.

3.1.2	To the extent that Tl requests Matched Results for display as Sponsored Links, it shall do so using the XML feed referred to in Section 3.1.1 above in accordance with the terms of this Agreement.

3.2.

Operating Standards. Tl reserves the right to review and test (as set forth in this Section 3.2 and in Exhibit C) the Matched Results as served into the Sponsored Links from time to time to ensure that such links and service remain compatible with the Tl Sites host software, and the other applicable portions of Tl Sites. AOL shall ensure that the Sponsored Advertising Service and Sponsored Links comply at all times with the standards set forth in Exhibit C attached hereto and made a part hereof.

3.3.

Advertising Terms and Conditions. AOL shall have, and shall ensure that Third Party Provider has, in place with each of its advertisers a set of written, standard, generally applicable advertising terms and conditions that may be negotiated with each of AOL’s and Third Party Provider’s Advertisers from time to time (the “Advertising Terms”). Notwithstanding any negotiation of such Advertising Terms, neither the Advertising Terms (e.g., in standard form or as may be negotiated) nor any other statement or representation of AOL or Third Party Provider shall provide or reasonably imply (at any time) that: (a) any Advertiser is guaranteed placement on Tl Sites; or (b) AOL’s or Third Party Providers relationship with the Advertiser gives rise to any relationship between the Advertiser and Tl (the “Prohibited Advertising

CONFIDENTIAL

Execution Version

Terms”). AOL shall ensure that the restrictions herein shall apply to all Advertisers. Nothing in the preceding two (2) sentences shall be construed to prevent any Advertiser from declining to participate in syndication of its advertisements on Tl Sites.

3.4.

Quarterly Performance Reviews. During each quarter of the Term (i.e., every three (3) months), AOL shall be entitled to conduct an overall review of the pages of each of the individual Tl Sites where the Sponsored Links and/or Web Offers Links appear (a “Quarterly Performance Review”). If, during the Quarterly Performance Review, AOL finds that the average monthly Net Revenue for the Sponsored Links and Web Offers Links during the months covered by such Quarterly Performance Review for a particular Tl Site(s) are at or below the lesser of (i) the monthly average of the Revenue Threshold for the Term (e.g., for CNNMoney.com - $124,502.36 ($4,482,085 / 36)) and (ii) AOL’s revenue projections, then AOL shall notify Tl in writing (with e-mail being sufficient) and set up a meeting with Tl within (1) one week to discuss possible changes to the pages of the particular Tl Site(s) where the Sponsored Links and/or Web Offers Links appear in order to optimize revenue for such pages. If the Parties are unable to agree on changes to the pages of such TI Site(s) where the Sponsored Links and/or Web Offers Links appear in order to optimize revenue for such pages then the Parties shall escalate such matter for further discussion to the Management Committee identified in Section 1 of Exhibit E.

4.	EXCLUSIVITY OBLIGATIONS.

4.1	Search-Based Sponsored Text Links Exclusivity.

(a)

So long as this Agreement is in effect with respect to a particular Tl Site(s), with respect to such Tl Site(s), AOL will be Tl’s exclusive third party provider for any Use of Search-Based Sponsored Text Links, including with respect to the Licensing thereof.

(b)

For the avoidance of doubt, under the foregoing exclusivity, Tl may not Use on Tl Sites any third party service that includes all the Attributes set forth in the definition of Search-Based Sponsored Text Links (taking into account the exceptions listed in the applicable definition), even if that third party service also includes additional features or functions unrelated to such Attributes. For example, if a third party service includes all of the Attributes set forth in the definition of Search-Based Sponsored Text Links, but also includes a spell checker, then Tl may not Use such Search-Based Sponsored Text Links, but may Use the spell checker from the third party service.

(c)	The exclusivity as set forth in this Section 4.1 will not apply to any Vertical Searches.

(d)

Under this Section 4.1. in addition to the foregoing, TI is also prohibited from redirecting Queries related to the Site Search on Tl Sites from Tl Sites to a page other than a page on the Tl Sites where the Search Results are displayed. For the avoidance of doubt, it is not considered to be redirecting Site Search Queries for the purpose of this paragraph if a user clicks on URL links that are delivered as Search Results

5.	ECONOMICS.

5.1.

Minimum Revenue Guarantee. Subject to Section 5.2 below, during the Term AOL will pay Tl a minimum revenue guarantee for each of the Tl Sites as set forth in Exhibit B-2 for each individual Tl Site (the “Minimum Revenue Guarantee”). The Minimum Revenue Guarantee shall be payable by AOL to Tl for each of the Tl Sites on a monthly basis, in equal installments, based on the annual Minimum Revenue Guarantee for each Tl Site (as set forth in Exhibit B-2) on the 1st day of each applicable month during the Term.

5.2.

Performance Revenue. At any point during the Term, when the cumulative Net Revenue recognized by AOL for an individual Tl Site during the Term exceeds the Revenue Threshold, AOL’s next monthly payment to Tl for the applicable TI Site will include all remaining monthly Minimum Revenue Guarantee

CONFIDENTIAL

Execution Version

payments plus eighty-five percent (85%) of the Net Revenue recognized for the applicable Tl Site in excess of the Revenue Threshold. During the remaining months of the Term, AOL will pay Tl eighty-five percent (85%) of the Net Revenue recognized by AOL for the applicable Tl Site (the “Threshold Revenue Share”). As used herein, “Revenue Threshold” shall mean the total Minimum Revenue Guarantee payments to the individual Tl Site (as set forth in Exhibit B-2) divided by the Threshold Revenue Share (e.g., for CNNMoney.com – $4,482,084 ($3,809,772 / 0.85)). As used herein, “Net Revenue” shall equal revenue recognized by AOL from the Third Party Provider or Advertisers, as applicable, for the Advertising Results delivered to each Tl Site during the Term. AOL shall pay Tl the Threshold Revenue Share for each Tl Site, as described in this Section 5.2, on a monthly basis within thirty (30) days following the end of each applicable calendar month in which such amounts were recognized.

5.3.

Wired Payments; Payment Contact. All payments required hereunder shall be paid in immediately available, non-refundable (except as expressly set forth in this Agreement) U.S. funds, which shall be either (a) wired to LaSalle Bank, Chicago, Illinois; ABA #071000505; Swift Address: LASLUS44 (for international wires only); Account #: 580039037; Account Name: Time Inc Misc., or (b) transferred in another manner as agreed upon by the Parties. In the event of any questions regarding a payment made (or expected to be made) by AOL to Tl, Tl may contact Susanna Wolfe at Susanna.Wolfe@corp.aol.com and/or (703) 265-2080.

5.4.

Taxes. As between AOL and Tl, AOL will pay any and all U.S. local, state, and national taxes (including, sales, use, personal property and excise taxes, customs fees, VAT, GST, and other Internet taxes), duties, levies, and assessments, however described or calculated (excluding taxes based on Tl’s net income) that apply to this Agreement (collectively, “Taxes”).

5.5	Reports and Auditing.

(a)

For each individual Tl Site and for all TI Sites in the aggregate, AOL shall provide Tl written reports in a mutually agreed format setting forth, for both Sponsored Links and Web Offers Links, regular (at least monthly) (i) performance data, (ii) revenue data, and (iii) any other mutually agreed upon data, which shall be the equivalent to the reporting tools utilized by AOL for the management of the AOL search business (the “Reports”). Tl shall be entitled to use the Reports in its business operations and to disclose information derived from the Reports in an aggregate form (e.g., combined with other Tl sales information and in a manner that prevents individual identification of Advertisers or information). In addition, AOL shall use commercially reasonable efforts to provide Tl (starting on November 30, 2007) with a report within thirty (30) days of the end of each quarter of the Term that lists the Search Terms that have been searched on the each individual Tl Site and all Tl sites in the aggregate during the previous quarter and the frequency with which each such Search Term was input.

(b)

Notwithstanding any other provision on reporting in this Agreement, Queries for each individual Tl Site and all Tl Sites in the aggregate shall be reported on a calendar monthly basis by AOL to TI based on AOL’s reporting (a “Monthly Query Report”). The number of Queries deemed delivered under this Agreement shall equal the number of Queries reported by AOL. If Tl disputes the number of Queries reported by AOL, then within thirty (30) days of Tl’s receipt of the applicable Monthly Query Report Tl shall notify AOL of such dispute in writing (with email being sufficient) and the Parties shall meet within three (3) Business Days of such notice to work together in good faith to resolve such dispute. If the Parties are unable to agree on how to resolve any such dispute then the Parties shall escalate such dispute to the Management Contacts pursuant to Section 1 of Exhibit E.

(c)

AOL (and Tl, as applicable and to the extent Tl maintains any such records in the ordinary course of its business) shall maintain, and AOL shall ensure that the Third Party Provider maintains, complete, clear and accurate records relating to the obligations hereunder (including summary logs used to calculate and track Queries), and compliance with this Agreement (“Records”). All such Records shall be maintained for a minimum of ninety (90) days following termination or

CONFIDENTIAL

Execution Version

expiration of this Agreement, except for Tl’s tape logs of Queries, each of which shall be maintained for one (1) year from the date a Query is generated.

(d)

For the purpose of determining, in the event of a dispute, the accuracy of Queries, UAs, UA spam, Queries Spam, and other elements of the Reports provided by AOL, TI shall have the right to direct a mutually agreeable independent third party auditor, which auditor must be a nationally recognized auditing firm (a “Metric Auditor”), subject to confidentiality restrictions consistent with those set forth in this Agreement (and any additional confidentiality restrictions as mutually agreed), to conduct reasonable and necessary copying and inspection of AOL’s Records and records of the Third Party Provider. Any such audit may be conducted after twenty (20) Business Days prior written notice, during normal business hours, no more frequently than once per year (and only with respect to a previously unaudited period) and shall be at TI’s expense; provided, however, that if such inspection reveals any inaccuracy in any report of more than ten percent (10%) of the disputed item or any, AOL shall reimburse TI for the reasonable fees charged by the Metric Auditor.

(e)

For the purpose of determining, in the event of a dispute, AOL’s compliance with any of its payment obligations under this Agreement and upon AOL’s payment of the Threshold Revenue Share. TI shall have the right to direct a mutually agreeable independent third party auditor, which auditor must be a nationally recognized auditing firm (a “Payment Auditor”), subject to confidentiality restrictions consistent with those set forth in this Agreement (and any additional confidentiality restrictions as mutually agreed), to conduct reasonable and necessary copying and inspection of AOL Records and records of the Third Party Provider. Any such audit may be conducted after twenty (20) Business Days prior written notice, during normal business hours, no more frequently than once per Year (and only with respect to previously unaudited period and no more than once per year), and shall be at TI’s expense; provided, however, that if an inspection reveals any inaccuracy in any report of more than ten percent (10%) of any disputed item, (i) AOL shall promptly pay all amounts due under the Agreement as revealed by the audit and reimburse TI for the reasonable fees charged by the Payment Auditor, and (ii) TI shall thereafter have the additional right to conduct an audit pursuant to this subpart (e) once per the applicable Year only with respect to the remainder of the Year in which such reporting inaccuracy occurs. For the avoidance of doubt, at the beginning of each Year, the frequency of TI’s audits shall be set at once per Year subject to this subpart (e).

6.	TERM; MAKE GOOD; TERMINATION; SUSPENSION.

6.1.

Term. This Agreement will commence on the Effective Date and shall expire on 11:59 p.m. (EST) on the date that is three (3) years after the last day of the calendar month in which the Effective Date occurs, unless extended pursuant to Section 6.2 below or terminated earlier as provided for in this Agreement (the “Term”). The Parties acknowledge and agree that the services under this Agreement for each individual TI Site shall commence on the dates noted on Exhibit G (the “TI Sites Services Launch Dates”). Notwithstanding anything contained in this Agreement, for the time period starting on each individual TI Site Services Launch Date through and including August 31, 2007 AOL shall pay TI the Revenue Threshold Share; and, thereafter, the provisions of Sections 5.1 and 5.2 shall apply. The intent of the foregoing is to provide that the “Term” as used in Sections 3.4, 5.1, 5.2, 6.2 and 6.9 of this Agreement shall mean September 1, 2007 through and including August 31, 2010. Notwithstanding anything to the contrary in this Section 6.1, if any TI Site(s) set forth in Exhibit G have not launched by September 1, 2007 due solely to the fault of TI, the Term with respect to such TI Site(s) only shall commence on the day such TI Site(s) launch and shall expire on 11:59 pm (EST) on the date that is three (3) years after the last day of the calendar month in which such TI Site(s) have launched.

6.2.

If, at the end of the Term with respect to an individual TI Site, the Queries are less than the Queries Target, then, as AOL’s sole and exclusive remedy, the Term of this Agreement for the applicable TI Site shall automatically extend until the earlier of: (a) the last day of an additional six (6) month period; or (b) the end of the month in which cumulative number of Queries equals or exceeds the Queries Target for

CONFIDENTIAL

Execution Version

the applicable TI Site (the “Make Good Term”). During any Make Good Term for an applicable TI Site, AOL shall retain one hundred percent (100%) of all Net Revenues until cumulative Net Revenue exceeds the Revenue Threshold for the applicable TI Site, and TI shall not be entitled to receive any portion of such revenues, provided however, if the cumulative number of Queries equal the Queries Target for the applicable TI Site prior to the end of the month that the Make Good Term expires, AOL shall pay to TI the Revenue Threshold Share for such excess Queries during the remainder of such month. Once the cumulative Net Revenue for an applicable TI Site equals the Revenue Threshold, AOL will pay TI the Threshold Revenue Share (i.e., eighty-five percent (85%) of the Net Revenue recognized by AOL) for the remainder of the Make Good Term

6.3.

Termination for Breach. Either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party; provided that, if the breaching Party is diligently working to effect a cure and requires more than thirty (30) days, then the cure period shall be extended for as long as reasonably necessary to effect the cure, but in no event more than thirty (30) additional days; provided further, that the cure period with respect to any payment shall be twenty (20) days from the date on which such payment is due as provided for herein without any extension of such cure period (“Payment Cure Period”).

6.4.

Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) is declared insolvent or bankrupt by a court of competent jurisdiction, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

6.5.

Termination on Change of Affiliate Status of TI. In the event that during the Term TI ceases to be an Affiliate of Time Warner Inc., AOL may terminate this Agreement by providing thirty (30) days written notice.

6.6.

Suspension of Services. In the event that the Sponsored Advertising Service is suspended by the Third Party Provider and not generally available to AOL, AOL shall have the right to suspend TI’s use of such service, until it is again made generally available to AOL. If the Sponsored Advertising Service is suspended by the Third Party Provider and not generally available to AOL beyond twenty (20) days, TI may terminate this Agreement upon written notice to AOL. In addition, (a) if AOL suspends the Sponsored Advertising Service pursuant to this Section, AOL shall continue to pay to TI the greater of the pro-rated Minimum Revenue Guarantee (as applicable for each individual TI Site) or the pro-rated amount of Revenue Threshold Share paid to TI (as applicable for each TI Site) during the preceding month (as applicable) for such time period, provided, however, that if TI terminates this Agreement pursuant to this Section 6.6 AOL shall only be obligated to pay TI the greater of the Minimum Revenue Guarantee or the Threshold Revenue Share paid to TI for each individual TI Site during the preceding month through the effective date of such termination, and (b) during the period of suspension, TI shall receive credit towards the Query Target for each individual TI Site as follows: the number of Queries delivered by TI during each day of any suspension period shall be deemed to equal the daily average number of Queries delivered by TI for the three (3) months preceding such suspension period.

6.7.

Termination of the IMA. In the event that during the Term the IMA is terminated (by either AOL or the Third Party Provider), AOL may terminate this Agreement upon thirty (30) days prior written notice, provided that: (a) TI shall be entitled to retain all amounts previously paid and amounts due and owing through the effective date of such termination, and (b) AOL shall only be obligated to pay TI (i) the Minimum Revenue Guarantee or (ii) the actual Threshold Revenue Share, as applicable for each individual TI Site, or (iii) if there is no revenue for all, or a portion of, this thirty (30) day period because service has been suspended and if cumulative Net revenue recognized by AOL through such date exceeds the Revenue Threshold, as applicable for each individual TI Site, AOL will pay TI the pro-rated amount of the Revenue Threshold Share paid to TI during the preceding month, as applicable for each individual TI Site, through the effective date of such termination. If, however, AOL is able to offer a

CONFIDENTIAL

Execution Version

replacement search provider, which is acceptable to Tl (as determined in Tl’s sole discretion), within thirty (30) days after giving notice to terminate this Agreement pursuant to this Section 6.7, then (i) AOL shall continue pay TI the Minimum Revenue Guarantee or the Threshold Revenue Share, as applicable, for the Term of this Agreement, and (ii) Tl will use commercially reasonable efforts to transition into using the applicable search services of the agreed upon replacement search provider.

6.8.

Termination on Change of Tl Site Status. In the event that during the Term any Tl Site ceases to be owned by Tl or its Affiliates, Tl may terminate this Agreement as it pertains to such Tl Site by providing thirty (30) days written notice. In the event that Tl elects to terminate the MyRecipes.com Tl Site within the Term for MyRecipes.com, then Tl will pay AOL (in lieu of the payment provided in Section 6.9) the difference between AOL’s reasonably calculated net profit through said termination date and AOL’s reasonably calculated projected net profit for the entire Term with respect to the MyRecipes.com, less $450,000. If Tl disputes the net profit calculations of AOL then the Parties shall escalate such dispute to the Management Contacts pursuant to Section 1 of Exhibit E.

6.9.

Effect of Termination. In the event of a termination of the Agreement on any date prior to the expiration of the Term (“Early Termination”), but without limiting the Parties’ other respective rights and remedies under this Agreement or at law, AOL shall pay to Tl: (i) within thirty (30) days following the date of such termination, the applicable portion of the Minimum Revenue Guarantee for each TI Site for the time period of the Term, through the date of termination, and/or, as applicable (ii) the Threshold Revenue Share for the applicable Tl Sites generated during the Term (and not yet paid) within thirty (30) days following the end of the month in which the applicable Threshold Revenue Share for the applicable Tl Sites were generated.

7.	RELATIONSHIP BETWEEN AOL AND ADVERTISERS.

7.1.

Generally. AOL shall be deemed a Tl advertiser on the Tl Sites, subject to all applicable limitations thereon, but all Advertisers shall not be deemed Tl advertisers as a result of such status. As between Tl and AOL, Tl is responsible for all complaints, issues, disputes and claims of Advertisers with respect to Tl’s promotion of the Sponsored Links, and for excluding Excluded Results from the Matched Results or otherwise with respect to this Agreement. AOL will discharge all such responsibility as expressly set forth in this Agreement.

7.2.

Claims by Advertisers for Termination. AOL shall ensure that it and the Third Party Provider have the ability to fulfill theirs obligations to their respective Advertisers other than through delivering the Advertising Results to Tl as Matched Results and Web Offers Links under this Agreement, such that, if TI exercises any express rights herein to block or decline to distribute a Matched Result or Web Offers Links, then an Advertiser shall not, as a result of its relationship with AOL or the Third Party Provider, have gained the right to make a claim against Tl therefor. AOL shall discharge all such responsibility pursuant to Section 3.3, Section 10 of Exhibit E and Section 7.6 below.

7.3.

Customer Service. As between the Parties, it is the sole responsibility of AOL, the Third Party Provider or Advertisers (and not Tl) to provide customer service to persons or entities purchasing products or services through the Advertiser Websites. AOL shall discharge all such responsibility pursuant to Section 3.3, Section 10 of Exhibit E and Section 7.6 below. Tl will have no obligations with respect to the products and services available on or through any Advertiser Website, including, but not limited to, any duty to review or monitor.

7.4.

Applicable Laws; Infringement. As between AOL and Tl, AOL will bear all responsibility for the Advertiser Websites (a) complying with all applicable federal, state and local laws and regulations (including without limitation, as related to contests, sweepstakes, consumer protection and disclosure, out of stock products, etc.); (b) not infringing on nor violating any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and (c) not containing any libelous, or materially false or misleading statements. AOL shall discharge all such responsibility pursuant to Section 3.3, Section 10 of Exhibit E and Section 7.6 below.

CONFIDENTIAL

Execution Version

7.5.

Expert/Specialist Content. If any Advertiser Website for which a Matched Result is provided professes to provide any expert advice, then as between TI and AOL. AOL shall be responsible for any third party claims brought against Tl to the extent based on allegations that such expert advice is not prepared or reviewed by licensed, insured and qualified practitioners/professionals in such field with expertise on the particular topic and to the extent based on allegations that such expert advice does not comply with applicable standards of the applicable profession or applicable laws and regulations. AOL shall discharge all such responsibility pursuant to Section 3.3, Section 10 of Exhibit E and Section 7.6 below.

7.6.

Indemnification for Advertiser Claims. Notwithstanding anything to the contrary, and without limiting any additional indemnification herein, in the event Tl delays, reduces or removes any Sponsored Links, temporarily or permanently, as permitted by this Agreement, or terminates this Agreement as permitted herein (“Tl Permitted Actions”), Tl shall not, as a result of this Agreement, have any liability to any Advertisers. AOL shall, pursuant to the procedures established in Section 10 of Exhibit E, defend, indemnify, save and hold harmless Tl and all its officers, directors, agents, affiliates, distributors, franchisees and employees, from and against any and all demands, liabilities, costs or expenses, including reasonable attorneys’ fees, arising from third party claims by Advertisers against Tl arising from the Tl Permitted Actions.

8.	STANDARD TERMS. The Standard Legal Terms & Conditions set forth on Exhibit E attached hereto are each hereby made a part of this Agreement.

9.	COMMERCIAL LINKS. The terms set forth on Exhibit D attached hereto are hereby made a part of this Agreement.

[Intentionally left blank – the next page is a signature page]

CONFIDENTIAL

Execution Version

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AOL LLC		TIME INC.

By:	/s/ Theodore Cahell	By:	/s/ John Squires
Name:	Theodore Cahell	Name:	John Squires
Title:	EVP	Title:	Executive Vice President
Date:	8-23-07	Date:	8/23/07

List of Exhibits

Exhibit A	Definitions

Exhibit B-1	Impressions Guarantee

Exhibit B-2	Minimum Revenue Guarantee

Exhibit C	Operations

Exhibit D	Commercial Links

Exhibit E	Standard Legal Terms and Conditions

Exhibit F	Sponsored Links Required Characteristics Mock-Ups

Schedule 1	Prohibited Entities and Products/Services Lists

Schedule 2.1	Ads Protocol and Protocol Implementation Process

CONFIDENTIAL

Execution Version

EXHIBIT A

Definitions

The following Definitions will apply to this Agreement:

Additional Matched Results. As defined in Exhibit D.

Additional Search(es). Any Vertical Searches or Site Searches

Advertisers. Third party advertisers receiving placement within Advertising Results or the Web Offers Links,

Advertiser Website(s). The Interactive Sites of the Advertisers, as linked directly or indirectly to the Sponsored Links or the Web Offers Links in accordance with this Agreement.

Advertising Results. Results generated by queries to the Sponsored Advertising Service (including those based on common misspellings and plurals) or through Web Offers Links from Tl Sites that are provided, as applicable, by or on behalf of paid Advertisers of the Third Party Providers and/or AOL, and not non-paid search results.

Advertising Terms. As defined in Section 3.3.

Affiliate(s). With respect to either Party, any entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party, including any entity in which either Party or its parent, if any, holds, directly or indirectly, at least a twenty percent (20%) equity interest.

AOL Hand-Mapped Terms. Any web offers terms that result from an automated response to a query and that AOL did not obtain through licensed third party software Result Terms, but independently created or obtained.

Attribute. Means, for each of Search-Based Sponsored Text Links and Text-Based and Algorithmic Internet Search, each of the attributes numbered by romanettes (e.g. i, ii, etc.) in the applicable definition therefor.

Business Day. A weekday (e.g., Monday through Friday), excluding any day a national holiday is observed on such weekday. For the avoidance of doubt and by way of example, a Business Day which begins upon receipt of notice at 9:00 pm PST shall continue up through and including 11:59 pm PST of the following Business Day.

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a Party; or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such Party; or (ii) the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors.

Confidential Information. As defined in Section 9(a) of Exhibit E.

Content. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, products, advertisements, promotions, URLs, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

Early Termination. As defined in Section 6.9.

Effective Date. As defined in the exordium of this Agreement.

Excluded Results. Any Advertising Results that would or should reasonably be excluded from the Matched Results in

CONFIDENTIAL

Execution Version

accordance with Sections 2.7 or 2.8.

First Pages. The initial page on which search results are displayed on TI Sites after a Query is entered.

Fully Processed and Served. As defined in Section 2.4.

IMA. The Amended and Restated Interactive Marketing Agreement dated October 1, 2003, as amended, between AOL and Google, Inc.

Interactive Site. Any interactive product, site or area, including, by way of example and without limitation, (i) a site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a “push” product (such as the Pointcast Network).

Liabilities. As defined in Section 10.3 of Exhibit E.

Licensed Content. All Content provided by the Third Party Provider or AOL to TI, pursuant to this Agreement (e.g., offline or online Promotional Materials, Content, Matched Results, etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation. Licensed Content shall include, without limitation, (i) all other portions or aspects of the Matched Results provided by the Third Party Provider (e.g., contextual links and the XML formatting codes, functionality and/or URLs that enable a user of Sponsored Links to access the Sponsored Advertising Services, but shall expressly exclude all content of Advertisers on the Advertiser Websites, (ii) the Search Results, but in any event not including the Content of websites that are linked to by the Search Results, and (iii) the Web Offers Links.

Licensing. Means the licensing or similar procurement by TI of a technology solution from a single third party provider and/or its Affiliates, which technology solution enables TI to engage in substantially all aspects of the performance of any Search-Based Sponsored Text Links (e.g., the licensing from a single third party provider and/or its Affiliates of a platform for the sale of Search-Based Sponsored Text Links by TI).

Linking Mechanism. A mechanism provided in accordance with the Protocol in Schedule 2.1 (including the Preamble thereto) of this Agreement to enable TI Users to connect directly or indirectly via a redirect to TI Sites then to AOL or the Third Party Provider (in such a manner as allows AOL to count the UA corresponding to such link) and from AOL or the Third Party Provider to an Advertiser’s website as identified by a URL in such Advertiser’s Matched Result.

Make Good Term. As defined in Section 6.2.

Mapping Process. The query mapping and taxonomy development functions by which Queries are indexed, categorized, and organized using an AOL licensed third party software, and by which Result Terms are created and provided to TI ranked by relevancy and value.

Matched Results. Advertising Results that are processed by the Third Party Provider on behalf of AOL and TI pursuant to the IMA (including filtering, as applicable) in connection with Search Terms or other search queries from TI Users (e.g., including terms input by TI Users in the TI Search Service), using the Third Party Provider’s proprietary technology, and are then delivered to TI for TI to display as Sponsored Links as set forth herein and consistent with all applicable provisions and requirements hereof.

Matched Results Set. The set of all Matched Results (whether one (1) or more than one (1) Matched Result) with respect to any given page.

Maximum Delivery Time. As defined in Section 2.4.

Metric Auditor. As defined in Section 5.5(d).

Minimum Revenue Guarantee. As defined in Section 5.1.

Monthly Query Report. As defined in Section 5.5(b).

CONFIDENTIAL

Execution Version

Net Revenue. As defined in Section 5.2.

Next Page. To the extent within the Search Results Areas on Tl Sites, the “next” page containing Tl Search Results following an initial page on which Tl Search Results appear (but not such first (top level) screen) (i.e., if Matched Results appear as Sponsored Links as the result of a particular Tl Search Results search within the Tl Search Service (assuming that there are qualifying Matched Results), and such resulting page has a “next” button to see more Search Results for the same search, then the subsequent Search Results pages, which contain a continuation of the Search Results, are Next Pages).

Payment Auditor. As defined in Section 5.5(e).

Payment Cure Period. As defined in Section 6.3.

Press Release. As defined in Exhibit E, Section 9(d).

Prohibited Advertising Terms. As defined in Section 3.3.

Prohibited Entities List. As defined in Section 2.7(b)

Promotional Materials. As defined in Exhibit E, Section 9(e).

Protocol or Data Protocol. As defined in Section 2.1.

Quarterly Performance Review. As defined in Section 3.4.

Queries. Tl Sites Users search requests for results that are generated using the Tl Search Service (including those generated by inserting the applicable word, phrase or category ID into a search box, or (as approved by AOL, not to be unreasonably withheld) clicking on or (as approved by AOL, not to be unreasonably withheld) selecting from a pull down menu, and those generated when a search request consists of a Tl Sites User clicking to the Next Page to get more results or clicking on a Web Offers Link) or Additional Searches to be delivered to the Third Party Provider or AOL (as applicable). AOL hereby approves the “browse to search” functionality on the Tl Sites (e.g., getting to a search results page by browsing recipes on MyRecipes.com).

Query Spam. Those queries which have been reasonably determined by AOL or the Third Party Provider to be generated through any automated, deceptive, fraudulent or other invalid means (including, but not limited to, click spam, robots, macro programs, and Internet agents).

Query Target. The number of Queries for each of the Tl Sites as set forth on Exhibit B-1.

Records. As defined in Section 5.5(c).

Redesigns. As defined in Section 2.1.2.

Relevant. Advertising Results that are clearly and obviously reflective of the search term, the line listing (title and description) accurately describes why the Web site is listed for the search term, and the Web site is clearly and obviously reflective of the search term.

Reports. As defined in Section 5.5(a).

Result Terms. High value cost per click terms yielded from licensed third party software by running the Mapping Process, and taxonomies (including data, node definitions for each taxonomy, query terms in each node, positive/negative rules logic, relevancy and CPC rankings), that processes user query terms and returns query terms.

Revenue Threshold. As defined in Section 5.2.

CONFIDENTIAL

Execution Version

Search-Based Sponsored Text Links. Means (i) auction-based, (ii) cost-per-click, (iii) text links (which may include an ancillary icon or logo, or other isolated graphical element), (iv) triggered only off of keywords (e.g., input by users in a search query box, through clicks on links consisting of suggested searches or keyword(s) preprogrammed by or for Tl, embedded in a URL link) and factors used by the provider’s automated system to better determine the relevancy of the link to the keyword (e.g., excluding behavioral targeting) and (v) delivered in the context of Site Search results. For the avoidance of doubt. Sponsored Links delivered in the context of Site Search results are “Search-Based Sponsored Text Links”.

Search Results. The search results from the Sponsored Advertising Service.

Search Results Area. With regards to Sponsored Advertising Service, the area of the page where actual Sponsored Links are displayed, which area is above the area of the page where Tl Search Results for the Tl Search Service appear, in each case only to the extent within Tl Sites (as defined herein) (expressly excluding other areas/pages which may be linked to from such page, e.g., via tabs such as “Images,” “Community,” etc.). With regards to the Tl Search Service, the area within a web property that displays search results from the Tl Search Service responsive to Queries performed by an end user who is utilizing such web property’s one most generally available form of search service, and explicitly excluding any search service that is (i) offered through or from any channel or area of such web property other than such property’s home page or specially designated one main generally available search page, or (ii) targeted in a particular subject matter area (e.g., category searches, internal searches (of content and/or products within such web property), etc.).

Search Terms. The applicable word, phrase or category ID (as applicable) being input into a search box, or (as approved by AOL, not to be unreasonably withheld) clicked on, or (as approved by AOL, not to be unreasonably withheld) selected from a pull down menu by Tl Users to conduct a search for matching results using Tl Sites and/or the Sponsored Advertising Service. AOL hereby approves the “browse to search” functionality on the Tl Sites (e.g., getting to a search results page by browsing recipes on MyRecipes.com).

Search-Based Sponsored Text Links. Means (i) auction-based, (ii) cost-per-click, (iii) text links (which may include an ancillary icon or logo, or other isolated graphical element), (iv) triggered only off of keywords (e.g., input by users in a search query box, through clicks on links consisting of suggested searches or keyword(s) preprogrammed by or for Tl, embedded in a URL link) and factors used by the provider’s automated system to better determine the relevancy of the link to the keyword (e.g., excluding behavioral targeting) and (v) delivered in the context of Web Service search and Site Search results. For the avoidance of doubt, Sponsored Links delivered in the context of Web Service search and Site Search results are “Search-Based Sponsored Text Links”

Site Searches. Searches of the Tl Sites (e.g., not Internet searches but searches of the Tl Sites, including text, video and image searches.

Sponsored Advertising Service. The Third Party Provider’s search service which performs searches of the Third Party Provider’s and AOL’s database of Advertisers based on requests over the Internet or requests from Additional Searches and is accessible to Tl and Tl Users to the extent set forth herein, or if the Third Party Provider provides an “Alternate Google Advertising Service” (as defined in the IMA), a Sponsored Links advertising service of the Third Party Provider (including all related inventions, processes, algorithms, intellectual property and other rights forming part of such service), that is functionally equivalent or superior to the Sponsored Advertising Service.

Sponsored Links. The Matched Results and any Content associated with the Matched Results, as appearing within Search Results Areas (e.g., including without limitation the Next Pages) on the pages of Tl Sites where Tl Search Results appear.

Sponsored Link Filter Rules. As defined in Section 2.7(b).

Sponsored Link First Level Failure. As defined in Section 2.7(a).

Sponsored Link First Level Filter. As defined in Section 2.7(a).

Sponsored Link First Level Filter Rules. As defined in Section 2.7(a).

CONFIDENTIAL

Execution Version

Sponsored Links Required Characteristics. As defined in Section 2.1.1.

Sponsored Link Second Level Failure. As defined in Section 2.7(b).

Sponsored Link Second Level Filter. As defined in Section 2.7(b).

Sponsored Link Second Level Filter Rules. As defined in Section 2.7(b).

Sponsored Link Excess Slippage. As defined in Section 2.8(b).

Sponsored Link Slippage. As defined in Section 2.8(b).

Taxes. As defined in Section 5.4.

Term. As defined in Section 6.1.

Text-Based Algorithmic Internet Search. Means a service which (i) performs general searches of information across the Internet (and which, in addition to searching across the Internet, may also search additional sources of information) (ii) is triggered off of keywords (e.g., input by users in a search query box, or through click(s) on link(s) consisting of suggested search(es) or through keyword(s) preprogrammed by or for TI, embedded in a URL link), and which displays results that (iii) are unpaid, (iv) are automatically generated by use of an algorithm designed to show data primarily from the Internet which is relevant to the search queries submitted, and (v) consist either primarily or solely of text (i.e., which may include an ancillary icon or logo or other isolated graphical element). Text-Based Algorithmic Internet Search expressly excludes (a) with respect to romanette (v) above, any search format other than primarily or solely text as described in romanette (v) above (such as image, video, audio, etc.), (b) with respect to romanette (iii) above, any paid search elements, such as for database inclusion, placement in results, etc., (c) any search services which are ancillary to the services described in the first sentence of this paragraph, that do not themselves consist of Text-Based and Image-Based Algorithmic Internet Search, but rather enhance such services (e.g., clustering of search results, personalization of search results, etc.), and (d) Site Searches and Vertical Searches.

Third Party Provider. Means Google, Inc.

Third Party Provider Advertising Network. The entire distribution network of the Sponsored Advertising Service (or similar service provided by the Third Party Provider to other syndicated advertising partners), including such service(s) on properties owned or operated by the Third Party Provider (e.g. Google.com).

TI Permitted Actions. As defined in Section 7.6.

TI Search Results. The primary text-based Internet search results and Additional Search results generated by Queries on TI Sites.

TI Search Service. With respect to the TI Sites, (i) TI’s primary and most widely available search service for queries from such TI Sites (but expressly excluding the Sponsored Advertising Service) enabling TI Users to conduct searches to locate information on the Internet, or (ii) any Additional Searches that are delivered to AOL or the Third Party Provider for the return of Matched Results and/or Web Offers Links.

TI Sites. Means the U.S domestic versions of CNNMoney.com, Sl.com, People.com, Time.com, InStyle.com, EW.com, Golf.com, CookingLight.com, SouthernLiving.com, CottageLiving.com, Sunset.com, MyRecipes.com, SouthernAccents.com and CoastalLiving.com.

TI Sites Services Launch Dates. The dates set forth on Exhibit G.

TI User. Any user of TI Sites.

CONFIDENTIAL

Execution Version

Timing Out. As defined in Section 2.4.

Threshold Revenue Share. As defined in Section 5.2.

UA or User Actions. A UA occurs when any TI Sites User clicks on any Sponsored Link and is transferred, directly or indirectly, to the Third Party Provider’s servers, expressly excluding any Excluded UAs. For purposes hereof, “Excluded UAs” shall mean any clicks (a) directly resulting from fraud for which AOL or the Third Party Provider does not receive any compensation as a result of such fraudulent status; (b) directly resulting from testing by TI for which AOL or the Third Party Provider does not receive any compensation as a result of such testing; (c) directly resulting from any other clicks for which AOL or the Third Party Provider does not receive any compensation from an Advertiser due to fraud, malicious clicks, testing, ‘bots’ or automated programs, or (d) which AOL or the Third Party Provider is unable to count as a direct result of TI’s failure to materially comply with the Protocol described in Schedule 2.1 (including the Preamble thereto); provided that any uncompensated clicks which are uncompensated for any other (e.g., commercial) reasons (e.g., customer relations, giveaways or other promotional purposes and similar activity) shall expressly not be deemed Excluded UAs.

Use. Means use, distribute, provide, display or otherwise make available.

Vertical Searches. Means searches targeted to market segments (e.g., travel, shopping, local, news, kids/teens, movies, etc.) regardless of whether such searches search TI Sites, a third party site or sites, a database and/or other source.

Web Offers Landing Page. The page of advertisements served by AOL in response to a TI User clicking on either Result Terms or AOL Hand Mapped Terms.

Web Offers Links. Links served by AOL’s Internet based web offers program for directing Internet search engine users and users of Additional Services to a landing page of Sponsored Links relevant to the users’ search queries through the use of Result Terms or AOL Hand Mapped Terms.

Web Offer Required Characteristics. As defined in Section 2.2.1.

CONFIDENTIAL

Execution Version

EXHIBIT B-1

QUERY GUARANTEE

TI hereby guarantees total number of Queries for each of the TI Sites, as set forth below, over the Term. The Query Target, by each TI Site, are as follows:

TI Site	Total Queries
CNNMoney.com	37,200,000
SI.com	21,600,000
People.com	43,200,000
Time.com	138,000,000
InStyle.com	7,560,000
EW.com	10,203,000
Golf.com	1,250,000
Southern Progress Digital*	420,000,000

*	Includes CookingLight.com, SouthernLiving.com, CottageLiving.com, Sunset.com, MyRecipes.com, SouthernAccents.com and CoastalLiving.com

CONFIDENTIAL

Execution Version

EXHIBIT B-2

MINIMUM REVENUE GUARANTEE

	TI Site Minimum Revenue Guarantee
TI Site	Year 1	Year 2	Year 3	Total over the Term
CNNMoney.com	$1,047,600	$1,222,200	$1,539,972	$3,809,772
SI.com	$216,614	$287,280	$336,000	$839,894
People.com	$360,000	$414,600	$424,135	$1,198,735
Time.com	$556,800	$806,400	$973,728	$2,336,928
InStyle.com	$32,223	$47,760	$70,207	$150,190
EW.com	$45,590	$58,212	$74,220	$178,022
Golf.com	$9,321	$11,878	$13,807	$35,005
Southern Progress Digital*	$2,052,000	$2,872,800	$3,519,180	$8,443,980

*	includes CookingLight.com, SouthernLiving.com, CottageLiving.com, Sunset.com, MyRecipes.com, SouthernAccents.com and CoastalLiving.com.

CONFIDENTIAL

Execution Version

EXHIBIT C

OPERATIONS

A.	THE SERVICE

Description of Service

The Sponsored Advertising Service offered on TI Sites shall at all times be the primary and most widely available advertising search service the Third Party Provider makes commercially available to AOL to enable AOL users to search for information from the AOL’s and Third Party Provider’s database of Advertisers, unless otherwise agreed to by the Parties in a written Amendment to this Agreement.

B.	RESPONSES AND SUPPORT

1.1 Technical Support. AOL will ensure that its and the Third Party Provider’s Technical Support Personnel are adequately trained to provide technical support to TI. Prior to commercial launch of any material placements (or any material changes thereto), TI will have the right to conduct reasonable performance testing (in person or through remote communications), with such commercial launch not to commence until such time as TI is reasonably satisfied with the results of any such testing, so long as TI conducts such testing within a reasonable time following notice of such contemplated launch from AOL (which written notice may be in the form of email).

1.2. Error Reporting. AOL will ensure that the performance and availability of the Service and Matched Results is monitored on a continuous basis. Errors may be reported on a 24 hours per day, 365 day per year basis via e-mail by any one of the contacts designated as set forth above.

1.3. Support Requests.

For all material problems affecting use by TI Users of the Sponsored Advertising Service and Matched Results. AOL will provide a fix within a commercially reasonable period of time.

TI may contact the following AOL executive escalation personnel in order (such personnel subject to change following prior written notice):

For general support contact: AOL Network Operations Center, tel. (703) 255-4662

Primary contact for highest severity problems: AOL Network Operations Center, tel. (703) 255-4662

Primary contact for other severe problems: AOL Network Operations Center, tel. (703) 255-4662

First Escalation Contact: AOL Network Operations Center, tel. (703) 255-4662

Second Escalation Contact:

Pete Jones

Email: peter.jones@corp.aol.com

Phone: 703-265-4333

Third Escalation Contact:

Kevin Namey

Email: Kevin.namey@corp.aol.com

Phone: 703-265-4167

CONFIDENTIAL

Execution Version

EXHIBIT D

COMMERCIAL LINKS

1. Display of Additional Matched Results. Pursuant to Section 2.1.3 of this Agreement, in addition to the minimum number of Matched Results required by the Sponsored Links Required Characteristics, TI shall have the right (but no obligation) to request from the Third Party Provider one or more additional Matched Results for display as Sponsored Links in the Sponsored Links Search Results Areas on TI Sites (such Matched Results the “Additional Matched Results”). Unless otherwise mutually agreed to by the Parties in writing, the Additional Matched Results will be served by the Third Party Provider. For the avoidance of doubt: (x) TI will have the right to completely discontinue or suspend all requests for Additional Matched Results at any time by providing AOL with two (2) Business Days advance written notice (which written notice may be in the form of email), or in the event TI wishes only to change the quantity of Additional Matched Results requested (higher or lower). TI may do so at any time by providing AOL with six (6) Business Days advance written notice (which written notice may be in the form of email), subject, however, to TI’s right to completely discontinue or suspend all requests for Additional Matched Results as set forth under this subsection (x); and (y) subject to the other terms of this Exhibit D (e.g., TI’s right to cease requesting Additional Matched Results for any reason). Section 2.1.3 of the main body of this Agreement will govern the general processes regarding the Additional Matched Results.

2. Application of Relevant Terms and Conditions to Additional Matched Results. For the avoidance of doubt, all terms and conditions of the Agreement applicable to the Sponsored Links and Matched Results shall apply to the Additional Matched Results, e.g., including without limitation the Protocol described in Section 2.1 of the main body of this Agreement.

3. Tracking and Reporting of Additional Matched Results. All reports required to be provided by AOL under this Agreement shall be inclusive of data relating to the Additional Matched Results.

CONFIDENTIAL

Execution Version

EXHIBIT E

STANDARD LEGAL TERMS & CONDITIONS

1. Executive Dispute Resolution. In the event of any dispute or disagreement (each a “Dispute”) between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under this Agreement or any document executed pursuant to this Agreement which cannot be resolved by the Parties, then the Dispute shall be submitted to the Executive Contacts (as defined below) for resolution. For ten (10) Business Days after the Dispute was submitted to the Executive Contacts, the Executive Contacts shall meet in person or by phone and attempt in good faith to resolve such Dispute: provided further, that the Executive Contacts shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms “Executive Contacts” or “Management Contacts” shall mean John Squires, Executive Vice President for TI and John Kannapeli, Senior Vice-President AOL-Search Business for AOL (together, the “Management Committee”) or their respective designees, and generally overseeing the relationship between the Parties contemplated by this Agreement.

2. License. AOL hereby grants TI a non-exclusive worldwide royalty free license to use, market, store, distribute, communicate, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of TI Sites as TI deems appropriate in its reasonable discretion. In addition, TI Users will have the right to access each Advertiser Website.

3. Trademark License. In connection with the design and implementation of Promotional Materials (as defined below), and subject to the terms and conditions of this Agreement. (a) TI hereby grants to AOL and the Third Party Provider a nontransferable, nonsublicensable, worldwide, nonexclusive license to use and display trade names, trademarks, and service marks of TI; and (b) AOL hereby grants TI a nontransferable, nonsublicensable, worldwide, nonexclusive license to use and display the trade names, trademarks and service marks of AOL and the Third Party Provider (to the extent such rights are granted to AOL by the Third Party Provider) associated with the Promotional Materials (collectively, together with the TI marks listed above, the “Marks”): provided that each Party (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party’s Marks in accordance with applicable trademark law and practice: (iii) complies with all written guidelines provided to it by the other Party related to use of the other Party’s Marks, and (iv) obtains the other Party’s prior written approval (with e-mail being sufficient) which will not be unreasonably withheld or delayed.

4. Ownership of Trademarks. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party’s Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party’s Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party’s Marks will conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Promotional Materials publicly disseminated by such Party which utilize the other Party’s Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party’s marks.

6. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party’s Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto: provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. Effort to Inform. TI shall use commercially reasonable efforts to inform AOL of complaints TI receives from TI Users about the Sponsored Advertising Service which could reasonably lead to a claim, demand or liability of or against AOL or the Third Party Provider and/or its Affiliates by a third party. Notwithstanding the foregoing, TI’s failure to provide notice under this Section shall not be deemed a breach of this Agreement.

8. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder: (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound: (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms: and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

9. Confidentiality.

(a) Definition. ‘Confidential Information” means any information disclosed in the course of this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. ‘Confidential Information” will not include information that (i) was in the recipients possession before receipt from the disclosing Party: (ii) is or becomes a matter of public knowledge through no fault of the recipient; (iii) is rightfully received by the recipient from a third party without a duty of confidentiality; (iv) is independently developed by the recipient; (v) is disclosed pursuant to a legal requirement to disclose (including pursuant to federal or state securities laws), except that the recipient will disclose only such information as is legally required and will use reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed; (vi) is disclosed by the recipient with the disclosing Party’s prior written approval; or (vii) is required to be disclosed in order to enforce the recipient’s rights under this Agreement in a court or arbitration proceeding (but in each case only to the extent of such requirement and only after consultation with the disclosing Party, and the recipient will use reasonable efforts to obtain, or assist the disclosing Party in obtaining, an order protecting the information from public disclosure).

CONFIDENTIAL

Execution Version

(b) Obligation. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the Term of this Agreement and in perpetuity thereafter (with regard to personally identifiable information and non-published protocols) and for a period of three (3) years following expiration or termination of this Agreement (with regard to all other Confidential Information), to keep confidential and prevent the duplication or disclosure of Confidential Information of the disclosing Party, other than by or to its employees or agents, including accountants and auditors that need access to such Confidential Information and who will each agree to comply with terms and conditions no less restrictive than those set forth in this Section 9; provided that nothing herein shall be deemed to require either Party to retain copies of personally identifiable information.

(c) Government Requirements. Notwithstanding the foregoing provisions of this Section 9, either Party may disclose Confidential information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order, or in connection with the enforcement of this Agreement. In such event, the disclosing Party will provide at least five (5) Business Days prior written notice of such proposed disclosure to the recipient. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations, and (ii) submit a request to the SEC or such governing body that such portions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

(d) Press Releases. Neither Party shall issue any press release, or make any public statement concerning the existence of this Agreement, the terms hereof or the activities contemplated hereunder (“Press Release”) without the prior written approval of the other Party. In the event a Party desires to issue a Press Release such Party shall submit to the other Party, for its prior written approval, any such Press Release; provided that, subsequent to the initial Press Release, if any, factual references by either Party to the existence of a business relationship between the Parties shall not require approval of the other Party.

(e) Promotional Materials. Each Party will submit to the other Party, for its prior written approval, any marketing, advertising, or other written promotional materials, excluding Press Releases (which are instead governed by Section (d) above) referencing the other Party and/or its trade names, trademarks, and service marks (the “Promotional Materials”); provided, however that following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party’s subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials will not require the approval of the other Party. Once expressly pre-approved, the Promotional Materials may be used by a Party and its affiliates and re-used for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may not be used

10 Limitation of Liability; Disclaimer; Indemnification

10.1 Liability.

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR

INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE TI SITES, THE SPONSORED ADVERTISING SERVICE, ADVERTISING RESULTS, TI SEARCH SERVICE, THE TI SEARCH RESULTS, OR THE LICENSED CONTENT, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, “DISCLAIMED DAMAGES”); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTIONS 5.5 OR 7.6 OF THE AGREEMENT AND 10.3 OF THIS EXHIBIT. EXCEPT AS PROVIDED IN SECTIONS 5.5, 5.6(i), 7.6 OF THE AGREEMENT, and 10.3 OF THIS EXHIBIT, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE TWO TIMES THE TOTAL AGGREGATE VALUE OF CONSIDERATION PAID OR PAYABLE BY AOL TO TI UNDER THIS AGREEMENT; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT. IF THERE IS A BREACH OF THE PROVISIONS REGARDING CONFIDENTIAL INFORMATION, THEN THE BREACHING PARTY MAY BE LIABLE FOR CONSEQUENTIAL DAMAGES, BUT NOT IN EXCESS OF THE CAP SET FORTH HEREIN.

10.2 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING TI SITES, THE TI SEARCH SERVICE, THE TI SEARCH RESULTS, THE TI SEARCH RESULTS, THE ADVERTISING SERVICE, THE ADVERTISING RESULTS, THE LICENSED CONTENT, OR THIS AGREEMENT INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TI SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF (A) THE SPONSORED LINKS, (B) THE QUERIES, AND (C) THE USER ACTIONS.

10.3 Indemnity. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, Affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, and all liabilities, damages, costs or expenses, including reasonable attorneys’ fees (but excluding those attorneys’ fees that arise from an Indemnified Party’s (as defined below) decision to participate in its own defense at its expense) arising from such third party claims (collectively “Liabilities”), resulting from the indemnifying Party’s material breach or alleged material breach of any obligation, representation or warranty of this Agreement. In addition, AOL will defend indemnify, save and hold harmless TI and its officers, directors, agents, Affiliates, distributors, franchisees and employees, from any Liabilities resulting from (i) displaying any Matched Results that are subject to the First Level Filter or the Second Level Filter, including during any implementation periods with respect to updates thereof, and (ii) Slippage.

CONFIDENTIAL

Execution Version

10.3.1. AOL IP Indemnity. In addition to the other provisions of this Section 10.3. AOL will defend, indemnify, save and hold harmless TI and its officers, directors, agents, Affiliates, distributors, franchisees and employees from any Liabilities resulting from the infringement of or violation or alleged infringement or violation of, any copyright, trademark U.S. patent or any other third party right, including without limitation, any music performance or other music related rights in connection with the Licensed Content and the Sponsored Advertising Service.

10.3.2. THE FOREGOING PARAGRAPHS 10.3, AND 10.3.1 OF THIS EXHIBIT E AND SECTIONS 5.4 AND 7 IN THE BODY OF THE AGREEMENT STATE EACH PARTY’S ENTIRE LIABILITY (AND EACH PARTY’S SOLE AND EXCLUSIVE REMEDIES) FOR THIRD PARTY CLAIMS ARISING UNDER THIS AGREEMENT, EXCEPT FOR ANY CLAIMS FROM THE THIRD PARTY PROVIDER AGAINST Tl.

10.4 Claims. If a Party entitled to indemnification hereunder (the “Indemnified Party”) becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration, or other proceeding against the Indemnified Party by any third party (each an “Action”), the indemnified Party will give the other Party (the “Indemnifying Party”, prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the indemnified Party. The Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party (except for the value of time of the Indemnified Party’s employees), with the indemnifying Party and its counsel in the defense and the indemnified Party will have the right to participate fully, at its own expense in the defense of such Action. Any compromise or settlement of an Action that requires the Indemnified Party to admit liability or to pay any money will require the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed

11. Acknowledgment. AOL and Tl each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The Parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement. The provisions of this Section 11 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement

12. Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party’s reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence, except that, to the extent expressly stated herein, as between AOL and Tl. AOL shall be responsible for the actions of the Advertisers.

13. Independent Contractors. The Parties to this Agreement are independent contractors Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This

Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party

14. Notice.

All notices shall be in English, in writing, and shall be deemed given (i) upon receipt when delivered personally, (ii) upon written verification of receipt from overnight courier, (iii) upon verification of receipt of registered or certified mail, or (iv) upon verification of receipt via facsimile, provided that such notice is also sent simultaneously via U.S. mail. In the case of AOL, such notice will be provided to both the Executive Vice-President of Business Development for AOL (fax: 703-265-0242) and the Deputy General Counsel (fax:703-265-8433) each at 22000 AOL Way. Dulles, VA 20166 or as otherwise provided in writing for such notice purposes In the case of Tl, such notice will be provided to both Monica Ray, Senior VP & General Manager (fax: 212-467-1531) and General Counsel (fax: 212-467-0905), each at 1271 Avenue of the Americas, New York, New York 10020 or as otherwise provided in writing for such notice purposes.

15. No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

16 Return of Information. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all Confidential Information, documents, manuals and other materials specified by the other Party.

17. Survival.

Sections 6.6, 6.7 (Effect of Termination), and 7 (Relationship between AOL and Advertisers) of the body of the Agreement and Exhibit A. Sections 9-29 of this Exhibit E, Exhibit G, any payment obligations accrued prior to or upon termination or expiration, the obligations of AOL with respect to the use and retention of data in the Preamble to Schedule 2.1, and any other terms and provisions of this Agreement needed to interpret or make the foregoing operative (except as set forth in such supplementary paragraph), will survive the completion, expiration, termination or cancellation of this Agreement

18. Entire Agreement. This Agreement sets forth the entire agreement, and is a complete integration, and supersedes any and all prior agreements and statements of intent of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document unless the Party to be bound thereby specifically agrees to such provision in writing.

19. Amendment. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least Vice President level.

20. Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

CONFIDENTIAL

Execution Version

21. Assignment

Neither Party will assign this Agreement or any right, interest or benefit under this Agreement (including, without limitation, by way of merger or consolidation) without the prior written consent of the other Party (not to be unreasonably withheld). Subject to the foregoing provisions of this Section 21, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. A Change of Control as defined in Exhibit A will be governed by Section 6.4 and not by this Section 21.

22. Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

23. Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

24. Applicable Law.

This Agreement and the rights of the Parties hereto shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws. Each of the Parties hereto irrevocably agrees that any legal action or proceeding arising out of this Agreement or any transaction contemplated hereby shall be brought only in the State or United States Federal courts located in the State of New York. Each Party hereto irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any such action or proceeding by the mailing of such documents by registered United States mail, postage prepaid, to the respective address set forth in Section 14.

25. Export Controls. Each Party shall comply with all applicable laws, regulations, and rules relating to the export of commodities, software or technical data, and shall not export or reexport any commodities, software, technical data, any products received from the other Party, or direct product of such commodities, software or technical data to any proscribed country, party, or entity listed in such applicable laws, regulations, and rules, unless properly authorized by the U.S. Government.

26. Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

27. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. This Agreement, and written amendments hereto, may be executed by facsimile.

28. Injunctive Relief. Notwithstanding anything to the contrary in this Agreement the Parties agree that any material breach or threatened material breach of the provisions of this Agreement related to exclusivity, intellectual property rights or confidentiality obligations, may cause irreparable harm to the other Party for which money damages might be difficult to determine and an inadequate remedy, and therefore an aggrieved Party may timely seek injunctive relief without the need to prove actual damages to protect its rights under this Agreement, in addition to any and all other remedies available at law or in equity.

29. No Third Party Beneficiaries. The Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party (including but not limited to any subsidiary or affiliate of either Party hereto).

30. Third Party Provider. AOL will ensure the performance

of, and be responsible for, all obligations under this Agreement that are to be performed by the Third Party Provider, and AOL shall be liable, to the extent set forth in this Agreement, for all acts, errors and omissions of the Third Party Provider that are in violation of this Agreement.

CONFIDENTIAL

Execution Version

EXHIBIT F

SPONSORED LINKS REQUIRED CHARACTERISTICS MOCK-UPS

SEE ATTACHED IMAGES

CONFIDENTIAL

Execution Version

EXHIBIT G

TI SITES SERVICES LAUNCH DATES

TI Sites	Launch Dates

MyRecipes	8/27/2007

Southern Living	8/27/2007

Sunset	8/27/2007

CNNMoney	8/27/2007

SI	8/27/2007

Cooking Light	8/28/2007

Cottage Living	8/28/2007

Coastal Living	8/28/2007

Instyle	8/30/2007

Southern Accents	8/29/2007

Time	8/29/2007

People	8/29/2007

EW	8/30/2007

Golf	8/30/2007

CONFIDENTIAL

Execution Version

SCHEDULE 1

PROHIBITED ENTITIES

PROHIBITED ENTITIES LIST

CNNMONEY.COM

www.businessweek.com

www.forbes.com

www.economist.com

www.ft.com

www.marketwatch.com

http://finance.yahoo.com/

www.portfolio.com

www.kiplinger.com

www.smartmoney.com

www.inc.com

www.wired.com

www.fastcompany.com

www.reuters.com

www.morningstar.com

www.wsj.com

www.thestreet.com

www.fool.com

www.cnbc.com

EW.COM

TVGuide

EOnline

CNET Sites - tv.com, metactitic, etc.

RollingStone.com

Fancast

Rottentomatoes

SI.COM

espn.com

sportsline.com

foxsports.com

sports.yahoo.com

sportingnews.com

nbcsports.com

TIME.COM

www.msnbc.com

http://news.yahoo.com/

www.nytimes.com

www.usatoday.com

www.abcnews.com

CONFIDENTIAL

Execution Version

www.cbsnews.com

www.foxnews.com

www.washingtonpost.com

www.newsweek.com

www.slate.com

www.salon.com

www.economist.com

www.usnews.com

GOLF.COM

pgatour.com

pga.com

golfdigest.com

sports.espn.go.com

yahoosports.com

foxsports.com

sportsline.com

nbcsports.com

thegolfchannel.com

SOUTHERN PROGRESS DIGITAL

www.bhg.com

www.epicurious.com (bonappetit.com and gourmet.com)

www.concierge.com (www.condenasttraveler.com)

www.fitness.com

www.lhj.com

www.marthastewart.com

www.midwestliving.com

www.more.com

www.nationalgeographic.com/traveler/

www.naturalhealthmag.com/

www.oprah.com

www.prevention.com

www.redbookmag.com

www.self.com

www.shape.com

www.texasmonthly.com

www.travelandleisure.com

www.womansday.com

www.womenshealthmag.com/

www.food.yahoo.com

www.recipezaar.com

www.foodnetwork.com

www.allrecipes.com

www.rachelraymag.com

www.about.com/food

www.chow.com

www.cooks.com

www.hgtv.com

www.diynetwork.com

www.eatingwell.com

www.allplans.com

www.architecturaldigest.com

CONFIDENTIAL

Execution Version

www.archwaypress.com

www.constructionresources.net/abbisoftcard.htm

www.mascord.com/

www.associateddesigns.com/

www.larrybelk.com/

www.boyattgalleryofhomes.net

www.coolhouseplans.com

www.countryhome.com/

www.creativehomedesign.com/

wvw.designbasics.com/home/index.asp

www.designstudioplans.com

www.donhildebrandhomedesigns.com/

www.dongardner.com

www.dreamhomesource.com

www.dreamplans.com

www.elledecor.com/

www.eplans.com

www.familycircle.com/

www.familyhandyman.com

www.familyhomeplans.com

www.garlinghouse.com/

www.globalhouseplans.com

www.goodhousekeeping.com/

www.hanleywood.com/

www.homeplanfinder.com

www.homeplans.hsh.com

www.houseandgarden.com/

www.housebeautiful.com/

www.houseplanguys.com

www.houseplans.com

www.livingconcepts.com

www.methome.com/

www.nelsondesigngroup.com

www.onlinehomeplans.com

www.planshouse.com

www.residentialarchitect.com

www.saterdesign.com/

www.seattleplansource.com/

www.southerndesigner.com

www.thehousedesigners.com

www.theplancollection.com

www.traditionalhome.com/

www.williampooledesigns.com

www.veranda.com

www.countryliving.com/

www.danze-davis.com/

PEOPLE.COM

EOnline.com

TVGuide.com

PerezHilton.com

Sugar Properties (PopSugar.com, FabSugar.com, etc)

USMagazine.com

CONFIDENTIAL

Execution Version

StarMagazine.com

MSN Entertainment section

Yahoo Entertainment section (including OMG)

iVillage Entertainment section

InTouch.Hollywood.com

X17.com

AccessHollywood.com

ETOnline.com

TheSuperficial.com

Pinkisthenewblog.com

Starpulse.com

Hollywood.com

PopMatters.com

Celebritypro.com

USAToday.com Life section

Defamer.com

JustJared.com

HollywoodRag.com

TheBosh.com

Jossip.com

PopBytes.com

Glitterati.com

CityRag

TheCelebrityBlog.com

Celebrific.com

HollywoodTuna.com

GossipRocks.com

Gossiportruth.com

Gossipaholic.com

AnotherStupidGossipBlog.com

Dlisted.com

Solnfatuated.com

Egostatic.com

HollywoodltGirls.com

IN STYLE

EOnline.com

TVGuide.com

USMagazine.com

InTouch.Hollywood.com

MSN Entertainment

Yahoo Entertainment

iVillage Entertainment

PerezHilton.com

ETonline.com

Glam Media

Glam.com

Style.com

Cosmopolitan Magazine

Allure.com

Elle Group

Elle.com

Marieclaire.com

CONFIDENTIAL

Execution Version

Glamour.com

VanityFair.com

Luckymag.com

HarpersBazaar.com

The Knot

CONFIDENTIAL

Execution Version

Prohibited Products/Services for all TI Sites

Product/ Service	Summary
Adoption	No advertising for child adoption services including, but not limited to, advertising by agencies and other organizations, attorneys or physicians.
Adult Products & Services	No advertising for adult products. Partner advertising and commerce merchants may carry some adult products in their inventory, subject to restrictions.
Condom & Contraceptive Products	No advertising for condoms, non-prescriptive (e.g. spermicides), and prescriptive contraceptive (e.g., birth control pills) products.
Contaminating Software or Code	Spyware, malware, adware, viruses, worms, Trojan horses, time bombs or similar contaminating software or code, etc.
Deceptive, Fraudulent or Misleading Materials	Material which is deceptive, fraudulent, misleading, or otherwise non-compliant with the Federal Trade Commission Act or any state consumer protection laws.
Dietary Supplements	Except if approved in advance by Time, but in all cases the products must adhere to FDA and FTC regulations and guidance requirements.
Firearms/Guns, Ammunitions & Fireworks	Prohibited except for antique or collectible firearms or ammunition that are not operable and air guns provided they are legal in the states where they are sold and shipped. Fireworks are prohibited.
Fundraising	n/a
Gambling, Online	No advertising for online gambling sites. No advertising for online gaming sites that leverage gambling-like behavior.
Hate Speech	Content that promotes violence, discrimination, harassment or hate speech.
“Head Shops” – Drug Related Paraphernalia	No advertising for “Head Shops” or other establishments whose activity concentrates on drug-related paraphernalia.
Illegal Activities	Advertising promoting or endorsing activities or products that are illegal in the United States.
Private Detectives/Investigators	n/a
Public Records Search	Defined as search services that provide consumers and businesses with information obtained from official public records and/or publicly available records.
Sexual Enhancers

No advertising products aimed at increasing sex drive, increasing the size of sexual organs, and/or increasing sexual endurance. Commerce merchants may carry some sexual enhancing products in their inventory, subject to restrictions.

Tobacco	No advertising for cigarettes, cigars or smokeless tobacco.
Non FDA Approved Products	i.e.; Hoodia, Trim Spa
Pornographic Material	Including sexually explicit material with minors or other inappropriate adult content.
Alcohol	No alcohol-related materials and promotions.
Multi-level Marketing Schemes	i.e.; marketing plans whose sole purpose is to offer commissions for recruiting new distributors

CONFIDENTIAL

Execution Version

SCHEDULE 2.1

Ads Protocol and Protocol Implementation Process

Preamble

TI will use the protocol interface described in Section 1 below (the data described in Section 1 below referred to as the “Shared Data”), in order to allow the Third Party Provider to (a) provide the Sponsored Advertising Service as required under this Agreement (including providing such information to a Metric Auditor to the extent required by Section 5.5(d) of the Agreement), (b) detect Spam, and (c) use the Shared Data in aggregate form (e.g., combined with data provided by multiple Third Party Provider distribution partners or customers (“Aggregated Data”) and in a manner that prevents (i) individual identification of TI Users, their personal information (if any) or the fact that such end-users are TI Users, or (ii) identification of groups or sets of end-users as users of products or services, as applicable, on TI Sites (other than for Spam detection)) for non-competitive purposes (e.g., determining the most popular search terms) (the “Designated Purposes”). AOL expressly recognizes that, notwithstanding anything to the contrary in this Schedule 2.1:

(a)

If TI elects to provide the Shared Data, TI is only obligated to provide the Shared Data if and to the extent not personally identifiable (e.g., such that the portions of the Shared Data (e.g., cip) may be masked with a one-way hash (or otherwise masked) at TI’s option); provided, however that TI shall not be relieved of its obligation under the Agreement to submit Queries or display Sponsored Links, except as otherwise provided in the Agreement. If TI elects to provide the end-user portions of the Shared Data it will do so as a one-way hash (and neither AOL or the Third Party Provider will unmask such Shared Data). The one-way hash contemplated herein will be on a “one-to-one” basis, such that different source IP addresses will be assigned different codes, and the same source IP address will be assigned the same code. Ads cannot be geo-targeted without the provision of relevant zip code. Unless TI elects to provide such relevant zip codes or other geo-targeting related information, AOL shall not be deemed in breach of Section A of Exhibit C of this Agreement. To the extent TI makes available geo-targeting information, AOL will ensure that the Third Party Provider will use this data only for one-time targeting (i.e. only to serve the appropriate geo-targeted Sponsored Links in that one instance).

(b)	For the avoidance, of doubt, TI is never required to provide data kept in an end-user cookie (“Cookie Data”), and if TI does provide Cookie Data then TI may encrypt such Cookie Data at its option.

(c)

AOL shall ensure that the Third Party Provider shall: (i) use the Shared Data solely for the Designated Purposes; (ii) not disclose the Shared Data to any third party other than (x) the Metric Auditor (to the extent required by Section 5.5(d) of the Agreement) and (y) Third Party Provider’s third-party agents solely for the Designated Purposes, subject to the confidentiality requirements and other restrictions on use set forth in the Agreement, (iii) only keep the Shared Data during the time in which it keeps the logs containing such Shared Data in the ordinary course of its business; (iv) keep the Shared Data under controlled access (i.e., in a manner which ensures that such data is not disclosed to any third party (except as described in this paragraph (c)) or made available to unauthorized personnel); and (v) not attempt to determine any personally identifiable information underlying of forming the basis of the Shared Data. For the avoidance of doubt, to the extent Third Party Provider’s other distribution partners or customers or their auditors are permitted to audit the non-TI related Aggregated Data kept on Third Party Provider’s logs, AOL shall ensure that the Third Party Provider extracts the relevant data (i.e., not the Shared Data) from such logs and provides reports thereof in connection with such audits, but does not provide such third parties access to Shared Data provided by TI.

(d)

The “cip” data listed in the fifteenth line of chart 2 in Section 1.1 below are required only to the extent such information is readily available to TI and TI elects to provide the same (e.g., source ip may not be available).

(e)	The description of “cip” data listed in the fifteenth line of Chart 2 in Section 1.1 below shall be deemed to expressly exclude those X-Forwarded-For HTTP headers that are in the internal TI path.

CONFIDENTIAL

Execution Version

(f)	All items labeled as “Notes” are suggestions only, and TI will not be liable for any failure to comply therewith.

(g)

Note: Because the Third Party Provider relies on the ip parameter (IP address), AOL hereby advises TI that providing the values of these parameters is necessary to have maximum protection against ad “spamming”.

(h)

The Parties have agreed to filtering requirements in Section 2.7 of the main body of this Agreement. In connection with the filtering to be done in connection with such Section, listing a URL will block all sub-pages of the primary domain. For example:

Blocking www.guns.com, will automatically block www.guns.com/buygunshere

(i)	TI shall have up to 60 days from the Effective Date to implement the Protocols in this Agreement, subject to any circumstances beyond its sole control.

(j)

AOL shall ensure that the Third Party Provider shall, upon each UA, be permitted to use “cookie” or web beacon technology (collectively, “Cookie Technology”) on a non-personally identifiable basis for the sole purposes of leveraging ad effectiveness functionality for an Advertiser relating click through events to conversions on the Advertiser’s Advertiser Web Site(s) (or the site of the relevant Advertiser’s third party agent) and similar return on investment (“ROI”) analysis of such Advertiser with respect to such Advertiser’s Sponsored Links delivered under this Agreement on a per click-through event basis, as well as aggregating such UAs with other UAs and/or other click-throughs across the Third Party Provider Advertising Network and other targeted text link monetization services of the Third Party Provider for conversion and similar ROI analysis (e.g., the Third Party Provider shall not build a profile of a TI User with respect to the type of ad that is effective for such TI User, or such TI User’s buying habits, etc) (collectively, the “Permitted Cookie Uses”), provided that: (i) AOL is in compliance with the Agreement and any reasonable requirements set forth by TI and disclosed to AOL in writing (which may be by email), including but not limited to rich media serving terms, submission requirements, etc., and (ii) the Third Party Provider provides access to Sponsored Links hereunder in accordance with generally recognized industry standards (e.g., click through functionality, description of placement of “cookies” on a browser and how “cookies” are read through hypertext transfer protocol (i.e., “HTTP”) headers). Notwithstanding anything to the contrary, such use of Cookie Technology on TI.com shall not include the following activities:

(a) the collection of TI User Navigational Data, or the aggregation, co-mingling or any other combination of data for or about TI Users with data from other sites for the purpose of building profiles of TI Users (regardless of whether such profiles were created outside of the TI Sites), or for use in online preference marketing to TITI Users;

(b) aggregation, use or disclosure of Navigational Data obtained through the use of such technology;

(c) disclosure of or association by or on behalf of the Third Party Provider with any personally identifiable information of a TI User;

(d) use or conducting of survey-based research without the prior written approval of TI; and

(e) redirection or disclosure of data or information to a third party absent the express prior written approval by TI (other than aggregate, non-personally identifiable data regarding conversions and other similar ROI analysis and/or spam, which may be disclosed to each relevant Advertiser or Advertiser’s Agent or others provided that such aggregate data could not reasonably be used to identify conversions on TI Sites).

For purposes of this Agreement, “Navigational Data” shall mean any data regarding TI Users navigation (e.g., destinations, clickstream, etc.) online, but excluding data which solely relates to whether (and, if so, when) a user who clicked on a Sponsored Link subsequentIy converts on the relevant Advertiser’s Advertiser Web Site(s) (or the site of the relevant Advertiser’s third party agent).

Restrictions on Use of TI Network Information. Neither AOL nor the Third Party Provider shall (i) use any information or data gathered in connection with serving Sponsored Links to or through TI Sites (the “TI Network

CONFIDENTIAL

Execution Version

information”) in any manner whatsoever except as expressly permitted by the terms of this Agreement, nor (ii) communicate any Tl Network Information (or any portion thereof) to any individual or entity (other than aggregate, non-personally identifiable data regarding conversions and other similar ROI analysis and/or spam, which may be disclosed to each relevant Advertiser or Advertiser’s Agent or others provided that such aggregate data could not reasonably be used to identify conversions on the Tl Sites).

AOL and the Third Party Provider shall maintain complete, clear and accurate records of all uses of Tl Network Information obtained through the use of Cookie Technology, including the collection, recording, organization, storage, adaptation, alteration, retrieval, consultation, alignment or combination, blocking, erasure or destruction of Tl Network Information and Aggregated Client Information, and of any permitted (if any) disclosure or otherwise making available of Tl Network Information (collectively, the “Privacy Records”).

All such Privacy Records shall be maintained for a minimum of three (3) years following termination of this Agreement, except with respect to data or information for which the Third Party Provider has a company-wide policy for periodic purging of such data (which purging shall not occur more frequently than once during any six (6) month period) and information, which policy shall be provided to Tl upon request.

Tl shall have the right to direct a mutually agreeable independent third party privacy auditor, which, auditor must be a nationally recognized auditing firm (a “Privacy Auditor”) to generate a report regarding Third Party Provider’s use of Cookie Technology and the collection and use of Tl Network Information, subject to confidentiality restrictions consistent with those set forth in this Agreement (and any additional confidentiality restrictions as mutually agreed), to conduct reasonable and necessary copying and inspection of Privacy Records. Any such audit may be conducted after twenty one (21) Business Days prior written notice, during normal business hours, no more than once during per Year, and shall be at Tl’s expense; provided, however, that if an inspection reveals any violation of the terms and conditions set forth in this Preamble, (i) AOL shall promptly reimburse Tl for the reasonable fees charged by the Privacy Auditor, and (ii) Tl shall thereafter have the right to conduct more frequent audits during the Term, subject to this Section, provided, however that the total number of audits shall not exceed a total of two (2) per Year.

AOL shall comply with, and shall ensure that the Third Party Provider shall comply with, Tl directions and policies regarding the collection, storage and destruction of IP addresses that AOL and the Third Party Provider encounters in connection with this Agreement. Specifically, AOL shall ensure that: (a) IP addresses remain at all times encrypted when in the possession or storage of the Third Party Provider or its agents; and (b) other than the Permitted Cookie Uses and the Designated Purposes, the Third Party Provider will not use the IP addresses for any other purpose without the prior written consent of Tl, which may be given in Tl’s sole discretion.

Notwithstanding the foregoing or anything contained in this Schedule 2.1, the Designated Purposes and any other uses of data collected pursuant to this Schedule 2.1 shall not include any uses not permitted of Service Data under Section 2.11 of the Agreement, without the prior written consent of Tl, and the Shared Data and all other data collected under this Schedule 2.1 shall be owned as provided for Service Data under Section 2.11 of the Agreement.

*            *            *

Section 1

Note: This document describes protocol features specific only to ad requests and results.

SLM Ad Interface

Overview

SLM (Sponsored Links Manager) serves Sponsored Links and/or Web Offers, both of which are just textual advertisements. This

CONFIDENTIAL

Execution Version

document describes the API used to obtain query-relevant ads. SLM serves ads from a variety of advertising partners and aggregators, as defined by the particular needs of a given partner or ad consumer. A major partner is The Third Party Provider, and some The Third Party Provider terms are used in this description. A SLM Profile must be configured by AOL in order for a partner to issue these ad calls with an approved ID, and this configuration may specify advertising partners, and default behavior such as locale – language and country.

•	There are 2 methods to retrieve sponsored links from SLM - XML and HTML. These methods provide flexibility in how the links may be brought into content pages through backend server functions.

•	An Ad Request is an HTTP GET command. Here’s a sample test URL (not intended for any load). http://switcher.dmn.aol.com/swa?sch=dmn&ssch=test_aol_sports&squery=realtors&snum=10

•	All parameters must be URL encoded for reliable transmission.

•	Channels can set default values for optional parameters.

•	For Server to Server requests (XML Response). SLM supports optional IP-based authentication

•	The following request parameters are supported by SLM:

•	Query related ads parameters

•	Content related ads parameters

•	Error related ads parameters

•	Common parameters

Ad Types

SLM supports retrieval of matching ads which are determined to be relevant based on the following kinds of input parameters:

a)	A specified query term, typically entered by an end-user.

b)	An input keyword and/or URL typically entered by a channel devoted to specific topic.

c)	A standard http error code (usually a DNS error).

Section 1.1

Matching Query Terms-Chart 1

For channels that supply a “query” term for which they want relevant ads, in the Third Party Provider terms. “AFS” (AdSense for Search) channels.

Name	Required	Default Value	Channel can specify Default	Description
Sch	Yes		Asd	Channel id assigned by SLM, passed by the partner on each API invocation

Ssch	Yes		Yes	Sub-channel id assigned by SLM passed by the partner

squery	Yes		Yes	Search string as typed by user

CONFIDENTIAL

Execution Version

Other SLM parameters-Chart 2

Other SLM parameters, independent of the kind of ads

Name	Required	Default Value	Channel can specify Default	Description

snum		10	Yes	Number of ads requested

of		xml	Yes	“Ouput Format for the result (response) – xml & html are supported types”

stest		off	Yes	Test mode

locale		En US	Yes	Country and language

2				Zip code for user

page		0	Yes	Page number of the ad distribution recipe.

nt				Value returned from previous request specifying how to get the next set of ads for same query

If		0	Yes	Local Ad Filter: 0 - Retrieve both local/national advertisers. 1 – only local. 2- only national

css			Yes	HTML API only - URL to the css to be applied to the unordered list of results

ssafe		high	Yes	Safety mode

sh_ie		UTF-8	Yes	Input encoding

sh_oe		UTF-8	Yes	Output encoding

selient			Yes	Google Client Id

spch			Yes	Google Channel Id

cip				IP address of client

cru				Referrer URL

csp			Yes	Connection Speed

cua				Browser user agent string

scoco		usa	Yes	Country code of user

sbrand		aol	Yes	Brand of user

sview		web	Yes	Web or aol

sit			Yes	Promotional page/page position tracking

city			Yes	City for user. *

CONFIDENTIAL

Execution Version

state	Yes	State for user. It must be in two letter format. For example CA for California, NM for New Mexico. *

sl_cat	Yes

The category under which the query has been classified; used to select Suppliers (“recipe”) to serve ads from; sl_cat=adult is the only category specified as of 08072006: unrecognized sl_cat will lead to the serving of ads from the “default” suppliers for the channel.

*	city and state will only be used if zip code is not provided.

Testing with Google Ads

It’s essential when testing with the Third Party Provider to separate queries issued for preliminary testing and validation from queries issued in a production environment. During testing, all queries to SLM must include the parameter adtest. by appending it to the URL, in this format

&adtest=on

This indicates that the query is not to be counted as production traffic. Naturally, this parameter must be removed at the time of launch.

For example, the test URL shown above must be augmented for the Third Party Provider testing as shown here.

http://switcher.dmn.aol.com/sw/a?sch=dmn&ssch=test_aol_sports&squery=realtors&snum=10&adtest=on

Glossary

This glossary contains definitions of acronyms and terms that may be new to some readers.

Geo-Targeting - The Third Party Provider Search Engine contains the technology to determine the origin of a search request based on the user’s IP address or other relevant geographical information. Using this information, the Third Party Provider search requests can be configured to return either search or ad results limited to the user’s country or location.

2. Protocol Implementation Process.

2.1 Changes and Updates.

CONFIDENTIAL

Execution Version

(1) The Third Party Provider reserves the right to make changes or updates to the Protocol implemented by TI and the Third Party Provider set forth in this Schedule 2.1 or replace such Protocol with a new version, including without limitation, such changes, updates or replacements that enable new features or functionality of the Sponsored Advertising Service (collectively. “Updates”), in each case, subject to the mutual agreement (in writing) of Tl. Tl and AOL will (and AOL shall ensure the Third Party Provider will) work in good faith to reach mutual agreement on each such Update as soon as is reasonably possible, and to the extent that a particular issue concerning any proposed Update arises pursuant to which Tl reasonably withholds its mutual agreement (e.g. Tl User privacy), the Parties will, to the extent commercially practicable, modify and implement such Update to address such issues. For the avoidance of doubt, TI’s reasonable objections to any component of a particular Update (“Specific Objections”) shall not affect the implementation of any mutually agreed components of such Update to the extent that such implementation is commercially practicable in light of the Specific Objections.

(2) Notwithstanding the foregoing, the Third Party Provider shall not be prohibited from making any Updates available to its other partners so long as the Third Party Provider also offers such Updates to Tl in compliance with subpart (1) above. For the avoidance of doubt, even in the event the Parties fail to reach mutual agreement as to any Update as set forth in subpart (1) above. AOL will not be in breach of Section A of Exhibit C of this Agreement as the result of providing such Updates to its partners.

(3) Without limitation of AOL’s rights under subpart (2) above, if TI, AOL and the Third Party Provider are unable to reach mutual agreement with respect to any Updates to the Protocol within 30 days of the Third Party Provider’s request for implementation, then the matter shall be referred to the Management Committee for resolution in accordance with Exhibit E.

2.2. [Intentionally omitted]

2.3. Support Requests. Tl will use commercially reasonable efforts to respond to and provide a fix for errors as reported by AOL and the Third Party Provider.

Contacts unless updated by written notice:

Minor Problems:

Email describing problem should be sent to the following applicable TI Site contact:

Site	General Manager	Email Address

Time.com	John Cantarella	John_Cantarella@timeinc.com

Instyle.com	Amy Keohane	Amy_Keohane@timeinc.com

Site	General Manager	Email Address

CONFIDENTIAL

Execution Version

People.com	Fran Hauser	Fran_Hausen@timeinc.com

SPC Digital	Steve Zales	Steve_Zales@timeinc.com

CNNMoney	Howard Manus	Howard_Manus@timeinc.com

SI.com	Jennifer Barber	Jennifer.Barber@turner.com

EW.com	Michael Wertheim	Michael_Wertheim@timeinc.com

Golf.com	Ken Fuchs	Ken_Fuchs@timeinc.com

Major Problems:

If immediate attention is required call the Time Inc. Network Operations Center (NOC) at 212-522-7777 and ask that the TII Manager On Call be contacted.

If either of these are unavailable, call the Time Inc. Network Operations Center (NOC.) at 212-522-7777 and ask that the TII Manager On Call be contacted (operating 24 x7).

CONFIDENTIAL